UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

CLEARWAY ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2024

Annual Meeting of Stockholders & Proxy Statement

Clearway Energy

DEFINITIVE PROXY STATEMENT
March 15, 2024
Dear Stockholder:
We are pleased to invite you to attend Clearway Energy, Inc.’s Annual Meeting of Stockholders, which will be held at 9 a.m., Eastern Time, on April 25, 2024. The Annual Meeting of Stockholders will be held in a virtual meeting format only, via live webcast on the Internet. Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
On behalf of Clearway Energy, Inc., I thank you for your ongoing interest and investment in Clearway Energy, Inc. We are committed to acting in your best interests. If you have any questions with respect to voting, please call our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885.
Sincerely,
Jonathan Bram
Chairman of the Board
THIS PROXY STATEMENT AND PROXY CARD ARE
BEING DISTRIBUTED ON OR ABOUT MARCH 15, 2024.

Clearway Energy, Inc.
300 Carnegie Center, Suite 300, Princeton, New Jersey 08540
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
When:   Thursday, April 25, 2024, 9:00 a.m., Eastern Time
Where:   Virtual via live webcast on the Internet at www.virtualshareholdermeeting.com/CWEN2024. No physical meeting will be held.
We are pleased to invite you to join our Board of Directors and senior leadership at the Clearway Energy, Inc. 2024 Annual Meeting of Stockholders.
ITEMS OF BUSINESS:
1.
To elect eleven directors.

2.
To approve, on a non-binding advisory basis, Clearway Energy, Inc.’s executive compensation.

3.
To ratify the appointment of Ernst & Young LLP as Clearway Energy, Inc.’s independent registered public accounting firm for the 2024 fiscal year.

4.
To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.

RECORD DATE:
You are entitled to vote if you were a stockholder of record of our Class A, Class B, Class C or Class D common stock at the close of business on March 4, 2024.
By Order of the Board of Directors
KEVIN P. MALCARNEY
Executive Vice President, General Counsel and
Corporate Secretary
Voting Information
HOW TO VOTE:
Even if you plan to attend the Annual Meeting virtually, please vote right away using one of the following advance voting methods. Make sure to have your proxy card or voting instruction form in hand and follow the instructions in the card or form.
Via the Internet:
You may vote at www.proxyvote.com, from anywhere in the world, 24 hours a day, 7 days a week, up until 11:59 p.m. Eastern Time on April 24, 2024.
By phone:
If you live in the United States, you may vote 24 hours a day, 7 days a week, up until 11:59 p.m. Eastern Time on April 24, 2024, by calling 1-800-690-6903 from a touch-tone phone.
By mail:
If you received a paper copy of the materials, you may mark, sign, date and mail your proxy card or voting instruction card in the enclosed, postage-paid address envelope, as soon as possible as it must be received by the Company prior to April 25, 2024, the Annual Meeting date.
At the virtual meeting:
Stockholders of record at the close of business on March 4, 2024, or their legal proxy holders, will be able to access the Annual Meeting webcast, ask questions and vote online at www.virtualshareholdermeeting.com/CWEN2024 by entering their 16-digit control number provided on their proxy card. This website also will contain instructions to participate in the virtual Annual Meeting. Please see the Questions and Answers section beginning on page 68 for important information about participating in the virtual Annual Meeting. Additional questions may be directed to our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 or
proxy@mackenziepartners.com.

2024 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

PROXY STATEMENT HIGHLIGHTS
This summary highlights information contained elsewhere in this proxy statement (the “Proxy Statement”). This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. For information regarding Clearway Energy, Inc.’s 2023 performance, please review Clearway Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”).
ROADMAP OF VOTING MATTERS
Stockholders are being asked to vote on the following matters at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”):
Board Recommendation
Proposal 1. Election of Directors (page 16)
The Board of Directors (the “Board”) and the Corporate Governance, Conflicts and Nominating Committee believe that the eleven director nominees possess the necessary qualifications, attributes, skills and experience to provide advice and counsel to the Company’s management and effectively oversee the business and the long-term interests of our stockholders.	FOR each director nominee
Proposal 2. Approval, on a non-binding advisory basis, of Clearway Energy, Inc.’s executive compensation (the “Say on Pay Proposal”) (page 23)
The Company seeks a non-binding advisory vote to approve the compensation of its named executive officers (the “NEOs”) as described in the Compensation Discussion and Analysis (the “CD&A”) beginning on page 41 and the compensation tables and respective narrative discussion. The Board values stockholders’ opinions, and the Compensation Committee will take into account the outcome of the Say on Pay Proposal when considering future executive compensation decisions.	FOR
Proposal 3. Ratification of the appointment of Ernst & Young LLP as Clearway Energy, Inc.’s independent registered public accounting firm for the 2024 fiscal year (the “Ratification of Ernst & Young LLP’s Appointment Proposal”) (page 24)
The Audit Committee and the Board believe that the retention of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of Ernst & Young LLP.	FOR

CORPORATE GOVERNANCE HIGHLIGHTS
We are committed to maintaining high standards of corporate governance, which promote the long-term interests of our stockholders, strengthen Board and management accountability and help build public trust in the Company. The “Governance of the Company” section beginning on page 4 describes our corporate governance framework, which includes the following highlights:
• Separate Chairman and Chief Executive Officer	• Independent audit and governance committees
• 11 director nominees	• Regular executive sessions of independent directors
• 4 independent director nominees	• Anti-hedging and anti-pledging policies
• Risk oversight by full Board and committees	• Director orientation and continuing education program
• Annual self-evaluation of full Board and each committee	• Engagement on and oversight of environmental, social and governance (“ESG”) matters
• Lead Independent Director	• Board Diversity Policy
DIRECTOR NOMINEES
Name, Primary Occupation	Age	Director Since	Independent	Other Public Company Boards	Committee Memberships(1)
					A	C	GCN	ERM
Jonathan Bram	58	2018	NO	1		✓
Chairman of the Board of the Company, Founding Partner of Global Infrastructure Partners
Nathaniel Anschuetz	36	2018	NO	1				✓
Principal at Global Infrastructure Partners
Emmanuel Barrois	41	2022	NO	0				✓
Head of Renewables Portfolio Management for TotalEnergies
Brian R. Ford(2)	75	2013	YES	1	★	✓	✓
Former Chief Executive Officer of Washington Philadelphia Partners, LP
Guillaume Hédiard	42	2022	NO	0
Vice President Transactions for TotalEnergies Renewables
Jennifer Lowry	55	2022	YES	2	✓	✓	✓	★
Former Vice President of Risk, Treasury and Corporate Finance for McCormick & Company, Inc.
Bruce MacLennan	57	2018	NO	0
Partner of Global Infrastructure Partners
Daniel B. More	67	2019	YES	1	✓	✓	★
Senior Advisor at Guggenheim Securities
E. Stanley O’Neal	72	2018	YES	2	✓	★
Former Chairman of the Board and Chief Executive Officer of Merrill Lynch & Co.
Christopher S. Sotos	52	2013	NO	0
President and Chief Executive Officer of the Company
Vincent Stoquart	49	2022	NO	1
Senior Vice President for TotalEnergies Renewables

(1)
★ Chair ✓ Member

A = Audit Committee; C = Compensation Committee; GCN = Corporate Governance, Conflicts and Nominating Committee; ERM = Energy Risk Management Committee
(2)
Lead Independent Director

QUESTIONS AND ANSWERS
Please see the Questions and Answers section beginning on page 68 for important information about the proxy materials, voting and the Annual Meeting. Additional questions may be directed to our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 or proxy@mackenziepartners.com.
LEARN MORE ABOUT OUR COMPANY
You can learn more about the Company and view our governance materials and much more by visiting the “Corporate Governance” section of our website, www.clearwayenergy.com.
Please also visit our Annual Meeting website at www.proxyvote.com to easily access the Company’s proxy materials and vote through the Internet.

PROXY STATEMENT
We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Clearway Energy, Inc. for the Annual Meeting and for any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held Thursday, April 25, 2024, at 9 a.m., Eastern Time. The Annual Meeting will be held in a virtual meeting format only, via live webcast on the Internet. In this Proxy Statement, “we,” “us,” “our,” “Clearway Energy,” “Clearway,” “CWEN” and the “Company” refer to Clearway Energy, Inc.
You are receiving this Proxy Statement because you own shares of our Class A, Class B, Class C or Class D common stock, par value $0.01 per share, that entitle you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting. The Proxy Statement describes the matters on which we would like you to vote and provides information on those matters.
Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be held on Thursday, April 25, 2024
Each of the Notice of Annual Meeting, this Proxy Statement and our 2023 Form 10-K is available at www.proxyvote.com. If you would like to receive, without charge, a paper copy of our 2023 Form 10-K, including the financial statements and the financial statement schedules, please send your request to Investor Relations, 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540.
GOVERNANCE OF THE COMPANY
CORPORATE GOVERNANCE GUIDELINES AND CHARTERS
The Board has adopted Corporate Governance Guidelines (the “Guidelines”) that, along with the Amended and Restated Certificate of Incorporation, the Fourth Amended and Restated Bylaws (the “Bylaws”) and the written charters of the committees of the Board (the “Committees”), provide the framework for the governance of the Company. The Board’s Corporate Governance, Conflicts and Nominating Committee is responsible for periodically reviewing the Guidelines and recommending any proposed changes to the Board for approval. The Guidelines are available on the Corporate Governance section of the Company’s website at www.clearwayenergy.com, along with the written charters of all of the Committees and the Company’s Code of Business Conduct and Ethics (the “Code of Conduct”). The Guidelines, the charters of all of the Committees and the Code of Conduct are also available in print to any stockholder upon request. Stockholders who desire to receive such items in print may request them from the Company’s Corporate Secretary by writing to Clearway Energy, Inc., 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540.
CONTROLLED COMPANY
Clearway Energy Group LLC (“CEG”), which is equally owned by TotalEnergies SE (“TotalEnergies”) and funds comprising Global Infrastructure Partners III (“GIP”), controls more than 50% of the combined voting power of our common stock and has the voting power to elect the members of our Board. Thus, for purposes of the New York Stock Exchange (“NYSE”) rules, we are a “controlled company.” Controlled companies under those rules are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. As a controlled company, we may take advantage of certain exemptions from corporate governance requirements provided in the NYSE rules. Specifically, we are not required to have (a) a majority of independent directors, (b) a nominating/corporate governance committee composed entirely of independent directors, (c) a compensation committee composed entirely of independent directors or (d) an annual performance evaluation of the nominating/corporate governance and compensation committees. Therefore, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the applicable NYSE rules.
We currently avail ourselves of the majority of independent directors exemption and the entirely independent compensation committee exemption. However, we have elected to have a Corporate Governance, Conflicts and Nominating Committee consisting entirely of independent directors and we conduct an annual performance evaluation of the Committees. The controlled company exemption does not modify the independence requirements for the Audit Committee, and we comply with the requirements of the Sarbanes-Oxley Act of 2002 and the NYSE rules, which require that our Audit Committee be composed of at least three members, all of whom are independent.
BOARD STRUCTURE AND LEADERSHIP
• Chairman of the Board: Jonathan Bram	• Lead Independent Director: Brian R. Ford
• Number of directors: 11	• Regular executive sessions of independent directors
• Number of regular meetings in 2023: 5 • Number of special meetings in 2023: 1	• Audit and Corporate Governance, Conflicts and Nominating Committees composed of all independent directors
• Annual election of directors	• Active engagement by all directors
• Separate Chairman and Chief Executive Officer
Our Board is responsible for, among other things, overseeing the conduct of our business, reviewing and, where appropriate, approving our long-term strategic, financial and organizational goals and plans, and reviewing the performance of our Chief Executive Officer (the “CEO”) and any other members of senior management. Our Board conducts an annual self-evaluation, which includes a review of any areas in which the Board or management believes the Board can make a better contribution to our corporate governance, as well as a review of the committee structure and an assessment of the Board’s compliance with corporate governance principles. In fulfilling the Board responsibilities, directors have full access to our management and independent advisors.
During the 2023 fiscal year, all directors attended at least 75% of the meetings of the Board and Committees on which they served in 2023, other than Vincent Stoquart due to pre-existing scheduling conflicts when he was appointed to the Board. Non-management directors meet in executive session regularly following Board meetings. Directors are encouraged to attend the annual meetings of stockholders. All of the directors who served as such at the time of the meeting attended the 2023 Annual Meeting of Stockholders.
As stated in the Guidelines, the Board understands that there is no single, generally accepted approach to providing Board leadership and that it is in the best interests of the Company for the Board to make a determination regarding whether or not to separate the roles of Chairman and CEO based upon the present circumstances. Currently, Jonathan Bram, a non-executive director and Founding Partner of GIP, our shared majority voting stockholder, serves as Chairman of the Board. Irrespective of the Company’s current practice, the Board believes that an effective board leadership structure is highly dependent on the experience, skills and personal interaction between persons in leadership roles. Although our Board believes that the separation of the Chairman and CEO roles is appropriate under current circumstances, it will continue to review this issue periodically to determine whether, based on the relevant facts and circumstances, the combination of these offices would serve the Company’s best interests and the best interests of its stockholders.
Our President and CEO, Mr. Sotos, and the Chairman, Mr. Bram, work together in complementary roles. Mr. Sotos focuses on the day-to-day operations of the Company and establishes the Company’s strategic plan. Mr. Bram leads the Board’s responsibilities for reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions, assessing major risks facing the Company and management, and he presides over the Board and its Committees as they perform their oversight functions. The Board believes that these complementary roles provide the appropriate governance structure for the Company.
When the Chairman is a director affiliated with GIP, TotalEnergies, or a member of Company management, or when the independent directors determine that it is in the best interests of the Company, the independent directors will annually appoint from among themselves a Lead Independent Director. Mr. Ford is currently the Lead Independent Director. As Lead Independent Director, Mr. Ford is responsible for the activities of the independent directors and is authorized to call meetings of the independent directors, chairs executive sessions of the independent directors, and performs the other duties either specified in the Guidelines or as assigned from time to time by the Board.
GOVERNANCE PRACTICES
The Board has taken a proactive approach in applying leading governance practices. As described in the Guidelines, the Board follows a series of governance practices that it believes foster effective Board oversight and accountability to you, our stockholders. These practices include:
•
succession planning for the CEO and other senior management;

•
annual performance evaluations of the Board and each of its standing Committees, as well as periodic peer review for individual directors;

•
director orientation and continuing education program, including Company site visits and information sessions with Company management at relevant sites; and

•
access to and engagement of outside advisors and consultants to assist the Board and the Committees in the performance of their duties, as appropriate.

RISK OVERSIGHT
•
The Board has responsibility for overall risk oversight of the Company.

•
The Audit Committee oversees financial risks.

•
The Compensation Committee oversees risks related to compensation policies and practices.

•
The Corporate Governance, Conflicts and Nominating Committee oversees risks related to governance practices, including ESG-related matters, conflicts of interest or changes of control and related person transactions.

•
The Energy Risk Management Committee oversees risks related to the marketing and trading of fuel, transportation, energy and related products and services.

•
Risk oversight includes understanding the material risks to the business and what steps management is taking or should be taking to manage those risks, as well as understanding and determining the appropriate risk appetite for the Company.

•
To define the Company’s risk appetite, the Board reviews and approves the annual business plan, budget and long-term plan, strategic initiatives, individual development projects, capital raising, acquisitions and divestitures, and capital allocation plan.

Other than the Energy Risk Management Committee, the Board does not have a separate risk committee, but instead believes that the entire Board is responsible for overseeing the Company’s risk management with the assistance of management and the Committees. The Board performs its risk oversight function in several ways. The Board monitors, reviews and reacts to strategic and corporate risks through reports by management and Committees. The Chair of each of the Committees regularly report to the Board on all matters reviewed by their Committees, thereby providing the full Board with the opportunity to identify and discuss any risk-related issues or request additional information from management or the Committees that may assist the Board in its risk oversight role. To this end, risk-related issues presented to each Committee are routinely presented to the full Board to ensure proper oversight.
With the full Board providing the top level of risk oversight, the Committees have a more specific risk oversight role for matters that fall under their purview. The Audit Committee considers the Company’s policies with respect to risk assessment and risk management. The Audit Committee also oversees financial risks, which includes reviewing the effectiveness of our internal controls, conducting a detailed review of the financial portions of the Company’s SEC reports, approving the independent auditor and the annual audit plan, and receiving and considering periodic reports from the Company’s independent auditor, the Company’s internal auditor and the Company’s corporate compliance officer. In addition, the Audit Committee oversees risks related to information technology systems and cybersecurity matters.

The Compensation Committee oversees risks related to our compensation policies and practices with input from management, and reviews the Company’s compensation policies and practices to determine whether they subject the Company to unnecessary risk. As a result of the review, management and the Compensation Committee have concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
The Corporate Governance, Conflicts and Nominating Committee oversees risks related to our governance practices, including but not limited to, Board and Committee membership and Board effectiveness, as well as risks related to perceived conflicts of interest or changes of control and acquisitions from, and agreements that we have in place with, CEG, and its affiliates, and other related person transactions. The Corporate Governance, Conflicts and Nominating Committee is also responsible for reviewing and assessing risks from ESG-related matters.
The Energy Risk Management Committee oversees risks related to management’s process for the identification, evaluation and mitigation of risks related to our marketing and trading of fuel, transportation, energy and related products and services.
DIRECTOR NOMINEE SELECTION PROCESS
The Corporate Governance, Conflicts and Nominating Committee is responsible for identifying individuals that the Committee believes are qualified to become Board members in accordance with criteria set forth in the Guidelines. These criteria include (1) relevant knowledge, diversity of background and experience in areas including business, finance, accounting, marketing, as well as “next-generational” experience, such as technology, cybersecurity and social communication; (2) personal qualities of leadership, character, judgment and whether the candidate possesses a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards; (3) roles and contributions valuable to the business community; and (4) whether the candidate is free of conflicts, including the candidate’s qualification as “independent” under the various standards applicable to the Board and its committees, and has the time required for preparation, participation and attendance at meetings. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all Board members.
The Corporate Governance, Conflicts and Nominating Committee’s process for identifying and evaluating director nominees may also include consultation with all directors, solicitation of proposed nominees from all directors, the engagement of one or more professional search firms (if deemed appropriate), interviews with prospective nominees by the Committee (and other directors, if deemed appropriate) and recommendations regarding qualified candidates to the full Board.
In December 2020, in addition to the emphasis in the Guidelines on diversity of backgrounds and perspectives on the Board, the Board adopted a formal diversity policy (the “Diversity Policy”). The Diversity Policy is driven by the Company’s view that the Board should include members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company. The Diversity Policy supports periodically adding new perspectives to the Board to help the Company adapt to changing business trends and affirms that this is a policy. The Corporate Governance, Conflicts and Nominating Committee seeks to achieve diversity within the Board and adheres to the Company’s philosophy of maintaining an environment free from discrimination on the basis of race, color, religion, sex, sexual orientation, gender identity, age, national origin, disability, veteran status or any protected category under applicable law. The composition of the current Board reflects diversity in business and professional experience and skills.
Stockholder-Recommended Director Candidates
The Corporate Governance, Conflicts and Nominating Committee considers nominations by stockholders who recommend candidates for election to the Board. A stockholder seeking to recommend a prospective candidate for the Committee’s consideration may do so by writing to the Corporate Secretary, at Clearway Energy, Inc., 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540, and by following the requirements to submit nominees discussed under “Stockholder Proposals or Stockholder Nomination of Director to be brought at the 2024 Annual Meeting (without Inclusion in the Company’s Proxy Statement).”
Stockholder-Nominated Director Candidates
As discussed under “Requirements for Submission of Stockholder Proposals for the 2025 Annual Meeting of Stockholders,” stockholders intending to appear at the 2025 Annual Meeting in order to nominate a candidate for election by the stockholders at the meeting (in cases where the Board does not intend to nominate the candidate or where the Corporate Governance, Conflicts and Nominating Committee was not requested to consider his or her candidacy) must comply with the procedures in the Bylaws, a copy of which is available upon request to the Company’s Corporate Secretary.
BOARD COMMITTEES
The Board has the following four standing Committees:
•
Audit

•
Compensation

•
Corporate Governance, Conflicts and Nominating

•
Energy Risk Management

The membership and the functions of each Committee are described below.
Audit Committee
•
Current Members:   Brian R. Ford (Chair), Jennifer Lowry, Daniel B. More, E. Stanley O’Neal

•
Number of meetings in 2023:   4

•
Audit Committee Financial Experts:   Brian R. Ford, Jennifer Lowry, Daniel B. More, E. Stanley O’Neal

•
Primary Responsibilities:   appoints, retains, oversees, evaluates, and compensates the independent auditors; reviews the annual audited and quarterly consolidated financial statements; and reviews major issues regarding accounting principles and financial statement presentations.

•
Independence:   all members

The Audit Committee represents and provides assistance to the Board with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, including assisting the Board in its oversight of the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, the qualifications, independence, and performance of the Company’s independent auditors, the performance of the Company’s internal audit function, and effectiveness of the Company’s financial risk management.
Among other things, the Audit Committee:
(1)
appoints, retains, oversees, evaluates, compensates, and terminates the independent auditors;

(2)
reviews the annual audited and quarterly consolidated financial statements with management and independent auditors;

(3)
reviews significant accounting and reporting issues, including significant changes in Company’s application of accounting principles and recent professional or regulatory pronouncements;

(4)
reviews major issues regarding accounting principles and financial statement presentations;

(5)
reviews earnings press releases and earnings guidance provided to analysts and rating agencies;

(6)
reviews and pre-approves all audit and permitted non-audit services provided by the independent auditors;

(7)
resolves disagreements between management and independent auditors regarding financial reporting;

(8)
considers the adequacy and effectiveness of the Company’s internal control and reporting system;

(9)
reviews and approves the internal corporate audit staff functions and sets hiring policies for employees or former employees of the independent auditors;

(10)
reviews and concurs the appointment, replacement, and dismissal of the Chief Audit Executive;

(11)
ensures rotation of the lead or coordinating audit partner;

(12)
discusses policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the effectiveness of the Company’s system for monitoring compliance with laws and regulations, and reviews the Company’s tax policies and findings of regulatory agencies and independent auditors;

(13)
reports regularly to the Board regarding its activities and prepares and publishes required annual Committee reports;

(14)
reviews updates from management and Company legal counsel regarding compliance matters that may be material to financial performance or reporting obligations;

(15)
discusses with management and the internal audit executive compliance by the Company and its subsidiaries with material applicable laws and regulations and the Code of Conduct;

(16)
establishes confidential and anonymous procedures for the receipt, retention, and treatment of complaints and concerns regarding accounting, internal accounting controls, or auditing matters;

(17)
oversees the internal audit and corporate compliance functions;

(18)
prepares the report required to be included in the Company’s proxy statement; and

(19)
annually evaluates the performance of the Audit Committee and the adequacy of its charter.

The Board has determined that all of the current Audit Committee members are independent according to the rules and regulations of the SEC and the listing standards of the NYSE with respect to audit committee membership.
Compensation Committee
•
Current Members:   E. Stanley O’Neal (Chair), Jonathan Bram, Brian R. Ford, Jennifer Lowry, Daniel B. More

•
Number of meetings in 2023:   5

•
Primary Responsibilities:   oversees the Company’s overall compensation structure, policies and programs; evaluates the performance of the CEO and other senior executives against goals and objectives relevant to their compensation; and reviews the compensation of directors for service on the Board and its Committees.

•
Independence:   4 members

The Compensation Committee provides leadership and guidance to the Board regarding the Company’s overall compensation strategy, structure, policies and programs.
Among other things, the Compensation Committee:
(1)
reviews and recommends to the Board for approval annual and long-term goals and objectives relevant to the compensation of the CEO, evaluates the performance of the CEO in light of those goals and objectives, and determines, approves and recommends to the Board for approval, the CEO’s compensation level based on such evaluation;

(2)
reports to the Board with respect to the Chief Financial Officer (the “CFO”), any executive or senior vice presidents and any other officer designated by the Board and compensated by the Company (other than the CEO) on (i) the review of annual and long-term goals and objectives relevant to their compensation, (ii) the evaluations of their performance in light of those goals and objectives, (iii) the determination and approval of compensation levels based on such evaluations, and (iv) the review and approval of any incentive awards and opportunities, employment arrangements, severance arrangements, change-in-control provisions affecting any elements of compensation and benefits and any special or supplemental compensation and benefits;
(3)
reviews and recommends to the Board the compensation, incentive compensation and equity-based plans that are subject to Board approval;

(4)
recommends to the Board stock option and other stock incentive awards for the CEO and approves stock option and other stock incentive awards for officers other than the CEO (the CEO and other officers may not be present during voting or deliberations with respect to his or her compensation);

(5)
reviews and discusses with management the CD&A to be included in the Company’s proxy statement or annual report on Form 10-K, and based on such review and discussions, recommends to the Board that the CD&A be included in the Company’s proxy statement or annual report on Form 10-K;

(6)
reviews and oversees the Company’s overall compensation strategy, structure, policies, programs, risk profile and any stockholder advisory votes on the Company’s compensation practices and assesses whether the compensation structure establishes appropriate incentives for management and employees;

(7)
establishes, reviews and approves any changes to the Company’s policy on recoupment of incentive compensation in the event of a financial restatement or other events that could require the recoupment or forfeiture of incentive compensation;

(8)
recommends and monitors officers’ and directors’ compliance regarding any stock ownership guidelines;

(9)
reviews the compensation of directors for service on the Board and its Committees and recommends changes in compensation to the Board;

(10)
retains and terminates any adviser to assist the Compensation Committee in the performance of its duties, but only after taking into consideration all factors relevant to the adviser’s independence from management; and

(11)
annually evaluates the performance of the Compensation Committee and the adequacy of its charter.

The Compensation Committee may delegate to one or more subcommittees such power and authority as the Compensation Committee deems appropriate. No subcommittee can consist of fewer than two members, and the Compensation Committee may not delegate to a subcommittee any power or authority that is required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole.
The Compensation Committee has the authority to retain at the expense of the Company such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions, including sole authority to retain and terminate any compensation consultant used to assist the Compensation Committee in the evaluation of directors, or, if applicable, CEO or senior executive compensation, and to approve the consultant’s fees and other retention terms. Pay Governance LLC (“Pay Governance”) served as the Compensation Committee’s independent compensation consultant for fiscal year 2023. The Compensation Committee’s independent compensation consultants, Pay Governance, worked with the Compensation Committee in connection with the director compensation, executive compensation programs, and the CEO evaluation process.

The Board has determined that Mr. Ford, Ms. Lowry, Mr. More and Mr. O’Neal are independent under the listing standards of the NYSE and that they are “nonemployee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Corporate Governance, Conflicts and Nominating Committee
•
Current Members:   Daniel B. More (Chair), Brian R. Ford, Jennifer Lowry

•
Number of meetings in 2023:   11

•
Primary Responsibilities:   recommends director candidates to the Board; makes recommendations on Board and Committee structure and function and governance related matters; oversees the evaluation of the Board and Committees; reviews potential conflict transactions between the Company and any affiliated parties, including CEG, and any change of control of the Company; and reviews and makes recommendations to the Board regarding ESG matters.

•
Independence:   all members

The Corporate Governance, Conflicts, and Nominating Committee provides leadership and guidance to the Board and to the Company regarding matters of corporate governance, transactions involving potential conflicts of interest or changes of control, the selection and evaluation of members of the Board, the Board and committees annual performance review and ESG matters.
Among other things, the Corporate Governance, Conflicts and Nominating Committee:
(1)
identifies and reviews the qualifications of potential nominees to the Board consistent with criteria approved by the Board, including the relative experience, strength and conviction of independent directors;

(2)
assesses the contributions and independence of incumbent directors in determining whether to recommend them for re-election;

(3)
develops, periodically evaluates, and oversees compliance with the Guidelines and recommends any changes to the Guidelines to the Board;

(4)
establishes and reviews procedures for the consideration of Board candidates recommended by the Company’s stockholders;

(5)
reviews and approves potential conflict transactions between the Company and any affiliated parties, including CEG, with respect to acquisitions of assets and other transactions;

(6)
reviews and approves strategic transactions involving the transfer of 50% or more of the voting power in the Company;

(7)
periodically reviews relationships between the Company and each director and reports the results of its review to the Board for purposes of determining whether directors satisfy independence requirements;

(8)
makes recommendations to the Board concerning the structure, composition, and functioning of the Board and its committees, and periodically reviews the succession planning for directors (particularly the independent directors), including a review of the Board’s “next-generational” skills and experience in areas such as technology, cybersecurity and social communication;

(9)
recommends to the Board candidates for appointment to Board committees;

(10)
reviews and assesses the channels through which the Board receives information, and the quality and timeliness of information received;

(11)
reviews and recommends to the Board retirement and other tenure policies for directors;

(12)
reviews and approves Company policies applicable to the Board, the directors and officers subject to Section 16 of the Exchange Act;

(13)
reviews and reports to the Board regarding potential conflicts of interests of directors;

(14)
recommends to the Board director candidates for the annual meeting of stockholders, and candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

(15)
oversees the evaluation of the Board, its committees and management, and develops and recommends to the Board an annual self-evaluation process of the Board and its Committees;

(16)
monitors directorships in other public companies held by directors and senior officers of the Company;

(17)
oversees the orientation process for new director and programs for the continuing education of directors;

(18)
reviews developing trends and emerging ESG matters, as well as the Company’s strategies, activities polices and communications regarding ESG matters, and makes recommendations to the Board regarding potential actions by the Company; and

(19)
performs such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board deems appropriate.

The Board and each of the Committees conduct annual self-evaluations to assess their effectiveness and review their charters. Individual directors are also evaluated by the Board. The Corporate Governance, Conflicts and Nominating Committee coordinates each of these annual evaluations.
The Board has determined that all of the Corporate Governance, Conflicts, and Nominating Committee members are independent under the listing standards of the NYSE.
Energy Risk Management Committee
•
Current Members:   Jennifer Lowry (Chair), Emmanuel Barrois, Nathaniel Anschuetz

•
Number of meetings in 2023:   8

•
Primary Responsibilities:   oversee risks related to our marketing and trading of fuel, transportation, energy and related products and services.

•
Independence:   1 member

The Energy Risk Management Committee provides advice and assistance to the Board and to the Company to oversee risks related to management’s process for the identification, evaluation and mitigation of risks related to our marketing and trading of fuel, transportation, energy and related products and services.
Among other things, the Energy Risk Management Committee:
(1)
oversees the Company’s policies and procedures established by management to assess, monitor, manage and control the Company’s material energy risk exposures, including commodity market (including marketing and trading of fuel, transportation, energy and related products and services, and hedging of generation portfolio obligations), strategic, credit, and liquidity;

(2)
advises and assists the Board in its review of the processes by which management and the combined Energy Risk Management Committee of the Company and CEG assess the Company’s exposure to risk;

(3)
reviews and approves all revisions to the Company’s Energy Risk Management Policy effecting changes to (a) approved list of commodities, products and instruments, (b) the project limits, (c) the Company’s Credit Risk Management Policy, and (d) provisions explicitly stated to require Board or Committee approval to be revised;

(4)
reviews and approves any amendments to the Energy Risk Management Committee Charter, which is reviewed annually;

(5)
reviews and approves transactions exceeding the Approval Authorities as outlined under the Company’s Energy Risk Management Policy;

(6)
assists the Audit Committee as necessary in matters related to the risks related to energy risk management of the Company;

(7)
reviews and approves other matters that may be delegated by the Board or expressly noted in the Company’s Energy Risk Management Policy;

(8)
annually evaluates the performance of the Energy Risk Management Committee and the appropriateness of its charter; and

(9)
performs such other duties and responsibilities as are consistent with the purpose of the Energy Risk Management Committee and as the Board deems appropriate.

The Energy Risk Management Committee may delegate to one or more subcommittees such power and authority as the Energy Risk Management Committee deems appropriate. No subcommittee can consist of fewer than two members, and the Energy Risk Management Committee may not delegate to a subcommittee any power or authority that is required by any law, regulation or listing standard to be exercised by the Energy Risk Management Committee as a whole. The Energy Risk Management Committee has the authority to retain at the expense of the Company such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions.
CODE OF CONDUCT
Our Board has adopted a Code of Conduct that applies to all of our directors and employees, including our officers. Our Code of Conduct is available on our website. If we amend or grant a waiver of one or more of the provisions of our Code of Conduct, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Conduct that apply to our principal executive, financial and accounting officers by posting the required information on our website. Our website is not part of this Proxy Statement.
ANTI-HEDGING AND ANTI-PLEDGING POLICIES
The Company prohibits executive officers, directors and employees from directly or indirectly engaging in any kind of hedging transaction that could reduce or limit their economic risk with respect to their holdings, ownership or interest in the Company’s securities including prepaid variable forward contracts, equity swaps, collars, puts, calls and options. The Company also prohibits executive officers, directors and employees from directly or indirectly engaging in any transaction in which the Company’s securities are being pledged.
COMMUNICATION WITH DIRECTORS
Stockholders and other interested parties may communicate with the Board by writing to the Corporate Secretary, Clearway Energy, Inc., 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above. Communications received from stockholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, in his discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.
ESG and Sustainability
We are committed to engaging with our stakeholders on environmental, social and governance (ESG) matters in a proactive, holistic and integrated manner. We strive to provide recent, credible and comparable data to ESG agencies while engaging institutional investors and investor advocacy organizations around ESG issues. As described above, the Corporate Governance, Conflicts and Nominating Committee reviews developing trends and emerging ESG matters, as well as the Company’s strategies, activities, policies and communications regarding ESG matters, and makes recommendations to the Board regarding potential actions by the Company. Our Board is committed to active oversight of our ESG-related matters, including reviewing the status and performance of our ESG initiatives. To learn more about our ESG practices, visit our website at www.investor.clearwwayenergy.com/green-bonds.
Since December 2019, we have issued approximately $2.1 billion of corporate green bonds under a green bond framework that applies the net proceeds to finance or refinance, in part or in full, new and existing projects and assets meeting certain criteria focused on the supply of energy from renewable resources, including solar energy and wind energy. Our green bond framework received a second party opinion from Sustainalytics, an outside consultant with recognized expertise in ESG research and analysis, with respect to the credibility of the green bond framework and its alignment with the four core components of our Green Bond Principles (2018).
Workplace safety impacts annual incentive payments to management. We monitor U.S. Occupational Safety and Health Administration (“OSHA”) recordable injuries to manage our safety performance, and awards made under our annual incentive program are negatively adjusted for any OSHA recordable injuries that occur during the year. In 2023, we had zero OSHA recordable injuries.
The Biden Administration ended the COVID-19 public health emergency declarations on May 11, 2023. In response, we modified our corporate and regional response plans to continue to protect the health and safety of our employees, customers and other business counterparties, while supporting our suppliers and customers’ operations to the best of our ability. We also reevaluated and modified, where applicable, business practices and procedures that were implemented or modified during the various stages of the COVID-19 pandemic (including business travel and remote work policy) to ensure continued support of our operations while maintaining appropriate safety considerations for our employees. We will continue to monitor this issue and re-evaluate response plans and business practices should conditions in this area change.
As discussed in greater detail below, we have focused our diversity, equity and inclusion efforts in three areas: Our People; Our Brand, Customers and Community; and Our Purchasing — through our Equity, Partnership & Inclusion Council, or EPIC. With the involvement of our employees, EPIC is advancing efforts in each of these areas to identify and implement opportunities for us to address equity, partnership and inclusion issues in its business activities.
Human Capital
We focus on attracting, developing and retaining a team of highly talented and motivated employees. We also depend upon personnel of CEG for the provision of asset management, administration and O&M services. For more detail regarding our relationship with CEG, see “Certain Relationships and Related Person Transactions.” We regularly conduct assessments of our compensation and benefit practices and pay levels to help ensure that staff members are compensated equitably and competitively. We devote extensive resources to staff development and training, including tuition assistance for career-enhancing academic and professional programs. Employee performance is measured in part based on goals set in alignment with our annual objectives. We recognize that our success is based on the talents and dedication of those we employ, and we are highly invested in their success.
We are committed to maintaining a workplace that acknowledges, encourages, and values diversity and inclusion and provides its employees with unconscious bias training. We believe that individual differences, experiences, and strengths enrich the culture and fabric of our organization. Having employees with backgrounds and orientations that reflect a variety of viewpoints and experiences also helps us to better understand the needs of our customers and the communities in which we operate.
By leveraging the multitude of backgrounds and perspectives of our team and developing ongoing relationships with diverse vendors, we achieve a collective strength that enhances the workplace and makes the Company a better business partner for our customers and others with a stake in our success.
We also have an Equity, Partnership & Inclusion Council, or EPIC. As part of our commitment, the Company provides education on topics related to diversity, inclusion, and equity. We also identified three areas of focus — Our People; Our Brand, Customers and Community; and Our Purchasing. With the

involvement of our employees, EPIC is advancing efforts in each of these areas to identify and implement opportunities for us to address equity, partnership and inclusion issues in our business activities.
Our People focuses on education and training; diversity, equity and inclusion policies and recruitment strategies; community and industry partnerships; and maintaining high employee engagement and retention.
Our Brand, Customers and Community focuses on pursuing opportunities that provide more equitable access to renewable energy for low-to-moderate income customers; broadening participation for small to medium enterprises; supporting the diversity, equity and inclusion goals of the Company’s offtakers; building robust community engagement relationships; and meaningfully representing that work in the external market.
Our Purchasing focuses on establishing a non-discriminatory practices standard for the Company’s suppliers, diverse vendor sourcing and benchmarking.
We believe that our EPIC activities have resulted in consistent progress towards meeting our equity, partnership and inclusion initiatives. In addition to the personnel of CEG, we rely on other third-party service providers in the daily operations of our conventional facilities and certain renewable facilities.

PROPOSALS TO BE VOTED ON
PROPOSAL NO. 1
ELECTION OF DIRECTORS
Each of the eleven nominees for director named in this Proxy Statement has been nominated by the Board upon recommendation of the Corporate Governance, Conflicts and Nominating Committee. The persons named as proxies on the proxy card intend to vote the proxies for the election of the nominees listed below to the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each nominee listed below has consented to being named in this Proxy Statement and to serve as a director if elected. The biography for each nominee includes the specific experience, qualifications, attributes and skills that led the Board to conclude that the nominee should serve as a director. The Board believes that each of the directors has valuable individual skills and experiences that, taken together, provide the Company with the variety and depth of knowledge, judgment and vision necessary to provide effective oversight of the Company.
Nominees for Director
The following eleven directors are being nominated for a one-year term, and will be elected annually. Each director will hold office until his or her successor has been duly elected and qualified or until the director’s earlier death, resignation or removal.

Jonathan Bram
Age: 58
Chairman of the Board
Compensation Committee
Mr. Bram has served as a director and Chairman of the board of directors of the Company since August 2018. Mr. Bram is a founding partner of GIP and serves on its Investment and Operating Committees and chairs the Investment Committee of its credit funds. Prior to the formation of GIP in 2006, Mr. Bram spent 15 years at Credit Suisse as a managing director in the Investment Banking Division, where he served in a variety of positions including co-head of the Global Industrial and Services Group, chief operating officer of the Investment Banking Division, and co-head of corporate finance for the 150-person U.S. Energy Group. He has experience financing and investing in renewables companies and projects that utilize wind, solar, geothermal and hydroelectric technologies. Mr. Bram is a member of the board of directors of Zephyr Acquisition Holdings, L.P. (the indirect parent of CEG) (“Zephyr Acquisition Holdings”), SunPower Corporation and Chile Renovables, SpA. He previously served on the boards of Terra-Gen Power, Guacolda Energy and Channelview Cogeneration. Mr. Bram holds a B.A. in economics from Columbia College. Mr. Bram’s significant experience in investment banking for, and investments in, energy and power companies, as well as his leadership role at GIP, provide strong financial and transactional experience to the Company’s board of directors.

Nathaniel Anschuetz
Age: 36
Energy Risk Management Committee
Mr. Anschuetz has served as a director since August 2018. Mr. Anschuetz is a Principal at GIP. Prior to joining GIP in 2012, Mr. Anschuetz was an Analyst in the Power & Utilities Coverage Group at Citigroup from June 2010 through June 2012. Mr. Anschuetz is also a member of the board of directors of Zephyr Acquisition Holdings, Eolian, L.P. and SunPower Corporation. Mr. Anschuetz graduated with cum laude honors from Columbia College in 2010 with an A.B. in Economics and Operations Research, and a concentration in Sustainable Development. Mr. Anschuetz’s financial expertise provides significant value to the Company’s board of directors.

Emmanuel Barrois
Age: 41
Energy Risk Management Committee
Mr. Barrois has served as a director since October 2022. Mr. Barrois has 15 years of experience in the energy industry. Starting as a petroleum engineer in France and in Nigeria, he moved on to management positions in the Republic of Congo and the UAE. In 2019, he joined the strategy team in the Exploration & Production branch of TotalEnergies, where he led the Long Term Business Plan team. Since 2022, he has been in charge of TotalEnergies’ Renewables portfolio management team. He holds Masters of Engineering from Ecole Nationale des Ponts et Chaussées and Ecole Nationale Supérieure des Pétroles et Moteurs, and a Master of Science from Colorado School of Mines. Mr. Barrois’ engineering, energy and leadership experience provides significant value to the Company’s board of directors.

Brian R. Ford
Age: 75
Lead Independent Director
Audit Committee (Chair)
Compensation Committee
Corporate Governance, Conflicts and Nominating Committee
Mr. Ford has served as a director since July 2013 and Lead Independent Director since January 2019. Mr. Ford was the Chief Executive Officer of Washington Philadelphia Partners, LP, a real estate investment company, from 2008 through 2010. He retired as a partner from Ernst & Young LLP in June 2008 where he had been employed since 1971. Mr. Ford currently serves on the board of various companies, including FS Investment Corporation portfolios, a specialty finance company that invests primarily in the debt securities of private U.S. middle-market companies, since 2013, where he also serves as the chairman of the audit committee. He also serves on the boards of Drexel University and BAYADA Home Health. From 2013 to 2020, Mr. Ford served on the board of AmeriGas Propane, Inc., where he also served as a member of its audit and corporate governance committees. Mr. Ford received his B.S. in Economics from Rutgers University. Mr. Ford’s extensive experience in accounting and public company matters provides strong financial, audit and accounting skills to the Company’s board of directors.

Guillaume Hédiard
Age: 42
Mr. Hédiard has served as a director since October 2022. Mr. Hédiard is Vice President Transactions and is in charge of M&A, Structured Finance, and Legal activities for TotalEnergies Renewables. Mr. Hédiard also serves on the board of Casa dos Ventos. Prior to joining TotalEnergies in 2018, Mr. Hédiard spent 12 years at Crédit Agricole Corporate and Investment Bank in Paris and London, where he served as Executive Director in CA-CIB’s Power & Utilities EMEA team in charge of debt arranging and structured finance advisory mandates in the power sector for the EMEA region. Mr. Hédiard holds a BA Corporate Finance and Financial Engineering from the Paris Dauphine University. Mr. Hédiard’s extensive financial and power industry experience provides significant value to the Company’s board of directors.

Jennifer Lowry
Age: 55
Audit Committee
Compensation Committee
Corporate Governance, Conflicts and Nominating Committee
Energy Risk Management Committee (Chair)
Ms. Lowry has served as a director since February 2022. Ms. Lowry served as Vice President of Risk, Treasury and Corporate Finance for McCormick & Company, Inc. from October 2019 through July 2021, and as Vice President of Corporate Finance from November 2016 through October 2019. From 2012 to 2016, Ms. Lowry held management positions with Exelon Corporation as Senior Vice President, Generation Company Strategy and Constellation Energy Group, Inc as Vice President and Treasurer. Prior to that, she held executive positions at companies within the electric power industry including AES Corporation and Cogentrix Energy Group, Inc. Ms. Lowry served on numerous governing committees within Constellation and Exelon and was recently Chair of the Maryland Zoo Board of Trustees. Ms. Lowry has also been a board member of Electriq Power Holdings, Inc. since August 2023 and serves on its compensation committee. Ms. Lowry has also been a member of the board of directors of MYR Group, Inc. since 2018, and is currently chair of its Audit Committee. Ms. Lowry’s financial and energy industry experience provides significant value to the Company’s board of directors.

Bruce MacLennan
Age: 57
Mr. MacLennan has served as a director since August 2018. Mr. MacLennan is a Partner of GIP and focuses on the energy and power sectors. Prior to joining GIP at its formation in 2006, Mr. MacLennan was a Director in the Investment Banking Division of Credit Suisse. During his time at Credit Suisse, he worked in the Global Energy Group, the Global Project Finance Group and the Global Industrial and Services Group. Mr. MacLennan holds an A.B. from Harvard University and an M.B.A. from the Wharton School of the University of Pennsylvania. He is currently a member of the board of directors of Eolian, L.P. and previously served on the boards of Competitive Power Ventures and CEG. Mr. MacLennan’s significant experience in investment banking for, and investments in, energy and power companies, as well as his leadership role at GIP, provide strong financial and transactional experience to the Company’s board of directors.

Daniel B. More
Age: 67
Audit Committee
Compensation Committee
Corporate Governance, Conflicts and Nominating Committee (Chair)
Mr. More has served as a director since February 2019. Mr. More has been a Senior Advisor with Guggenheim Securities since October 2015. Mr. More retired as a Managing Director and Global Head of Utility Mergers & Acquisitions of the Investment Banking Division of Morgan Stanley in 2014. He held such position since 1996. Mr. More has been an investment banker since 1978 and has specialized in the utility sector since 1986. Mr. More has served as a director of SJW Group since April 2015. He served as a director of Saeta Yield from February 2015 to June 2018 and served as a director of the New York Independent System Operator from April 2014 until February 2016. Mr. More’s extensive experience in investment banking, including capital raising and strategic initiatives, combined with experience as a director of energy industry companies, provides significant value to the Company’s board of directors.

E. Stanley O’Neal
Age: 72
Audit Committee
Compensation Committee (Chair)
Mr. O’Neal has served as a director since August 2018. Mr. O’Neal served as Chairman of the Board and Chief Executive Officer of Merrill Lynch & Co., Inc. until October 2007. He became Chief Executive Officer of Merrill Lynch in 2002 and was elected Chairman of the Board in 2003. Mr. O’Neal was employed with Merrill Lynch for 21 years, serving as President and Chief Operating Officer from July 2001 to December 2002; President of U.S. Private Client from February 2000 to July 2001; Chief Financial Officer from 1998 to 2000 and Executive Vice President and Co-head of Global Markets and Investment Banking from 1997 to 1998. Before joining Merrill Lynch, Mr. O’Neal was employed at General Motors Corporation where he held a number of financial positions of increasing responsibility. Currently, Mr. O’Neal is chairman of the nominating and governance committee and a member of the committee of Arconic Corp., an aluminum manufacturing company and the former parent company of Alcoa Inc. Mr. O’Neal is also a director and member of the nominating and governance committee of Element Solutions Inc. (formerly Platform Specialty Products Corporation), a global, diversified producer of high technology specialty chemical products and provider of technical services. Mr. O’Neal is also a director of Hut 8 Corp, a cryptocurrency mining company, which was formed in November 2023 as a merger between Hut 8 Mining Corp and U.S. Data Mining Group, Inc. Mr. O’Neal was a director of General Motors Corporation from 2001 to 2006, chairman of the board of Merrill Lynch & Co., Inc. from 2003 to 2007, and a director of American Beacon Advisors, Inc. (investment advisor registered with the Securities and Exchange Commission) from 2009 to September 2012. Mr. O’Neal’s extensive executive experience, financial expertise and leadership skills enable him to provide unique guidance to the Company’s board of directors and management team.

Christopher S. Sotos
Age: 52
President, CEO and Director
Mr. Sotos has served as President and Chief Executive Officer of the Company since May 2016, and as a director since May 2013. Mr. Sotos had also served in various positions at NRG Energy, Inc. (“NRG”), including most recently as Executive Vice President — Strategy and Mergers and Acquisitions from February 2016 through May 2016 and Senior Vice President — Strategy and Mergers and Acquisitions from November 2012 through February 2016. In this role, he led NRG’s corporate strategy, mergers and acquisitions, strategic alliances and other special projects for NRG. Previously, he served as NRG’s Senior Vice President and Treasurer from March 2008 to September 2012, where he was responsible for all treasury functions, including raising capital, valuation, debt administration and cash management. Mr. Sotos also previously served as a director of FuelCell Energy, Inc. from September 2014 to April 2019. As President and Chief Executive Officer of the Company, Mr. Sotos provides the Company’s board of directors with management’s perspective regarding the Company’s day to day operations and overall strategic plan. Mr. Sotos also brings strong financial and accounting skills to the Company’s board of directors.

Vincent Stoquart
Age: 49
Mr. Stoquart has served as a director since October 2022. Mr. Stoquart has served as senior vice president of the Renewables division of TotalEnergies S.E. since December 6, 2021. Mr. Stoquart is also a member of the board of SunPower Corporation and serves on its compensation committee. From October 2019 to December 2021, he served as Senior Vice President, Refining and Petrochemicals Americas, and President and Chief Executive Officer of Total Petrochemicals & Refining USA, Inc. He was, during this period, also the country chair for TotalEnergies in the United States, based in Houston, Texas. Prior to that, Mr. Stoquart served as Senior Vice President, Polymers, of TotalEnergies Refining & Chemicals in Brussels, Belgium. From 2012 to 2017, Mr. Stoquart managed TotalEnergies’s Flanders Refinery in Dunkirk, France, before joining TotalEnergies Global Services where he became President, TotalEnergies Learning Solutions. Mr. Stoquart began his career with TotalEnergies in 1998 as an engineering project manager at the Feluy Polymers Plant in Belgium, working as a production manager in various positions from 2002 to 2009 before being appointed as human resources and communications manager of the Feluy Plant in 2010. Mr. Stoquart graduated as a mechanical engineer from the Catholic University of Louvain, Belgium. He also has a diploma in aeronautics and aerospace from the von Karman Institute for Fluid Dynamics. Mr. Stoquart’s engineering, energy and leadership experience provides significant value to the Company’s board of directors.

The Board recommends a vote “FOR” the election to the Board of each of the foregoing nominees. Proxies received by the Board will be voted “FOR” each of the nominees unless a contrary vote is specified.

DIRECTOR COMPENSATION
The chart below describes the compensation program established for our directors for their service as Board members, chairs of the Committees and Lead Independent Director, as applicable, in 2023. Only our independent, non-employee directors receive compensation for their services as directors, which is set by our Board based on recommendations by the Compensation Committee. Our President and CEO, Mr. Sotos, does not receive compensation for his service as a director, and none of the directors who are officers or employees of GIP or TotalEnergies receive compensation for their services as directors.
Compensation Element	Compensation Amount
Annual Cash Retainer	$90,000
Annual Deferred Stock Unit Award	$125,000
Lead Independent Director Retainer	$25,000
Audit Committee Chair Retainer	$25,000
Compensation Committee Chair Retainer	$20,000
Corporate Governance, Conflicts and Nominating Committee Chair Retainer	$20,000
Energy Risk Management Committee Chair Retainer	$20,000
Employee or Directors Affiliated with GIP or TotalEnergies	No compensation
Our independent directors receive an annual retainer of cash and equity for their services as directors. The independent directors received $90,000 in the form of cash and $125,000 in the form of stock awards issued under our Amended and Restated 2013 Equity Incentive Plan (the “Equity Incentive Plan”). Chair retainers were payable 50% in the form of cash and 50% in the form of stock awards issued under the Equity Incentive Plan. Each stock award may, pursuant to an independent director’s deferral election, be awarded as deferred stock units (“DSUs”). In addition, directors may defer the cash component of their annual retainers into additional DSUs.
Each DSU issued in 2023 was equivalent in value to one share of Class C common stock and represents the right to receive one such share of Class C common stock payable at the time elected by the director, or in the event the director does not make an election with respect to payment in a particular year, in accordance with his or her prior deferral election. In the event that a director’s service with the Company is terminated for any reason, other than cause, DSU awards are payable in accordance with such director’s deferral election. If a director’s service with the Company is terminated for cause, the award is forfeited. In connection with the grants of the DSUs, each independent director also received dividend equivalent rights (“DERs”) which become vested proportionately with the DSUs to which they relate. Each DER represents the right to receive the dividends and distributions that would have otherwise been paid with respect to a share subject to a DSU award (if such share were outstanding rather than being subject to the DSU award). Typically, accrued DERs are credited as additional shares that will be subject to the vesting and payment terms of the corresponding award of DSUs. Accordingly, DERs are intended to represent the economic value that our independent directors would otherwise receive if, as applicable, they did not elect to receive DSUs and they, instead, held the shares relating to the DSUs outright.
Similar to its competitive assessment of NEO compensation, Pay Governance, the Compensation Committee’s compensation consultant, performed a review of director compensation and stock ownership guidelines in 2023. Results of the review were shared with the Compensation Committee, which made a recommendation to the full Board for final approval.
The Compensation Committee previously implemented a stock ownership guideline for directors requiring stock ownership equal to five times the annual cash retainer fee and, as part of its competitive assessment (described above), Pay Governance confirmed this guideline is consistent with the market (i.e., with respect to similarly situated businesses). Although directors are not required to make purchases of our common stock to meet their target ownership multiple, they are restricted from divesting any securities until such ownership multiple is attained, except to make a required tax payment, and must maintain their ownership multiple after any such transactions.

In addition, our independent directors are reimbursed for out-of-pocket expenses in connection with attending meetings of the Board or its Committees. As a general matter, we expect that in the future, any independent director will receive grants of equity-based awards upon appointment to our Board and from time to time thereafter for so long as he or she serves as a director.
Each member of our Board is indemnified for his or her actions associated with being a director to the fullest extent permitted under Delaware law. In addition, we have entered into indemnification agreements with each of our directors as well as our executive officers. The indemnification agreements provide the directors and executive officers with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Delaware law.
Director Compensation
Fiscal Year Ended December 31, 2023(1)
Name	Fees Earned or Paid in Cash	Stock Awards	Total
Brian R. Ford	$115,000	$150,008	$265,008
Jennifer E. Lowry	$100,000	$135,013	$235,013
Daniel B. More	$100,000	$135,013	$235,013
E. Stanley O’Neal(2)	—	$235,008	$235,008

(1)
Reflects the grant date fair value of DSUs awarded in 2023 determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation Stock Compensation, the full amount of which is recorded as a compensation expense in the income statement for the 2023 fiscal year. For all directors, the grant date fair value of the DSUs that are payable in Class C common stock was based on the closing price of our Class C common stock on the date of grant. For all directors, the grant date fair value of the DSUs granted on June 1, 2023 for their period of service beginning on June 1, 2023 through May 31, 2024 was based on the June 1, 2023 Class C common stock closing price of $29.06.

(2)
Mr. O’Neal elected to receive the cash portion of his director compensation in the 2023 fiscal year in the form of DSUs that are payable in Class C common stock upon termination of service as a Board member.

The following table sets forth the aggregate number of stock awards (DSUs and any DERs thereon) held by each of the independent directors as of December 31, 2023. All DSUs held by the independent directors are payable upon termination of service as a Board member.
Name	Class A Stock Awards	Class C Stock Awards
Brian R. Ford	7,626	67,929
Jennifer E. Lowry	—	8,790
Daniel B. More	—	48,131
E. Stanley O’Neal	—	47,728

PROPOSAL NO. 2
APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY’S EXECUTIVE COMPENSATION
Under Section 14A of the Exchange Act, the stockholders of the Company are entitled to vote at this year’s Annual Meeting to approve the compensation of the NEOs, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (“Regulation S-K”) of the rules and regulations under the Securities Act of 1933, as amended (the “Securities Act”).
As described more fully in the CD&A beginning on page 41, the Company’s executive compensation program is designed to attract, retain and reward top executive talent. The intent of the Company’s compensation program is to reward the achievement of the Company’s annual goals and objectives while supporting the Company’s long-term business strategy.
This proposal, commonly known as a “say on pay” proposal, gives stockholders the opportunity to express their views on the NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the NEOs as described in this Proxy Statement. Accordingly, the Board recommends that stockholders vote in favor of the following resolution:
“RESOLVED, that the compensation paid to the NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, compensation tables and narrative discussion, is hereby APPROVED.”
The say on pay vote is advisory and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of the stockholders and to the extent there is a significant number of votes against the NEO compensation as disclosed in this Proxy Statement, stockholders’ concerns will be considered and the Board and the Compensation Committee will evaluate actions necessary to address those concerns.
The Board recommends a vote “FOR” the approval of the Company’s executive compensation as disclosed in this Proxy Statement. Proxies received by the Board will be voted “FOR” the approval of the Company’s executive compensation unless a contrary vote is specified.

PROPOSAL NO. 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE 2024 FISCAL YEAR
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s consolidated financial statements. To execute this responsibility, the Audit Committee engages in a thorough annual evaluation of (i) the independent registered public accounting firm’s qualifications, performance and independence, (ii) whether the independent registered public accounting firm should be rotated, and (iii) the advisability and potential impact of selecting a different independent registered public accounting firm.
The Audit Committee appointed Ernst & Young LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2024.
Each of Ernst & Young LLP’s audit report on the consolidated financial statements of the Company and its subsidiaries as of and for the fiscal years ended December 31, 2022 and December 31, 2023 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
In accordance with SEC rules and Ernst & Young LLP policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit services to the Company. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The Audit Committee is involved in the selection of Ernst & Young LLP’s lead audit partner.
The Audit Committee and the Board believe that the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the 2024 fiscal year is in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider its selection. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.
The Board recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s lead independent registered public accounting firm for the 2024 fiscal year. Proxies received by the Board will be voted “FOR” ratification unless a contrary vote is specified.

EXECUTIVE OFFICERS
Our executive officers are elected by the Board annually to hold office until their successors are elected and qualified. The biographical information for each of the executive officers is provided below.
Christopher S. Sotos
Age 52
President and Chief Executive Officer
For biographical information for Christopher S. Sotos, see “Proposal No. 1 — Nominees for Director.”
Kevin P. Malcarney
Age 57
Executive Vice President, General Counsel and Corporate Secretary
Mr. Malcarney has served as General Counsel and Corporate Secretary since May 11, 2018 and was promoted from Senior Vice President to Executive Vice President in January 2022. He served as Interim General Counsel of the Company from March 16, 2018 to May 11, 2018. Mr. Malcarney was previously Vice President and Deputy General Counsel and served in various other roles at NRG since September 2008. Prior to NRG, Mr. Malcarney worked at two major law firms in Princeton, New Jersey and Philadelphia, Pennsylvania, and handled mergers and acquisitions, project financing and general corporate matters.
Sarah Rubenstein
Age 46
Executive Vice President and Chief Financial Officer
Sarah Rubenstein has served as Executive Vice President and Chief Financial Officer since April 2023 and previously served as Senior Vice President and Chief Accounting Officer of the Company from January 2022 to March 2023 and as Vice President, Accounting and Controller from November 2020 through December 2021, where she was responsible for providing oversight of the Company’s financial accounting and reporting functions. Ms. Rubenstein previously served as Assistant Controller of the Company from August 2018 through November 2020, where she was responsible for managing corporate accounting and financial reporting activities, and immediately prior to that, as Director of Accounting Research and Financial Reporting at NRG Energy, Inc. from August 2012 through August 2018. Ms Rubenstein’s prior roles include Director of Finance at EPV Solar, Inc. and Senior Director of Financial Reporting at Warner Music Group. Ms. Rubenstein began her career as an auditor with PricewaterhouseCoopers.

STOCK OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS AND
CERTAIN BENEFICIAL OWNERS
STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth information concerning beneficial ownership of the Company’s Class A and Class C common stock and combined voting power of Class A, Class B, Class C and Class D common stock for: (a) each director and the nominees for director; (b) each NEO; and (c) the directors and all executive officers as a group. The percentage of beneficial ownership is based on 34,613,853 shares of Class A common stock outstanding as of March 4, 2024 and 82,391,441 shares of Class C common stock outstanding as of March 4, 2024, and percentage of combined voting power is based on 78,599,885 votes represented by our outstanding Class A, Class B, Class C and Class D common stock in the aggregate as of March 4, 2024. The percentage of beneficial ownership and the percentage of combined voting power also include any shares that such person has the right to acquire within 60 days of March 4, 2024. Unless otherwise indicated, each person has sole voting and dispositive power with respect to the shares set forth in the following table.
The address of the beneficial owners is Clearway Energy, Inc., 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540.
	Class A Common Stock		Class C Common Stock		Common Stock
Directors and Executive Officers	Number(1)	% of Class A Common Stock	Number(1)	% of Class C Common Stock	% of Combined Voting Power(2)
Jonathan Bram	—	—	—	—	—
Christopher S. Sotos	31,100(3)	*	333,548(3)	*	*
Kevin P. Malcarney	600(4)	*	68,291(4)	*	*
Sarah Rubenstein	380(5)	*	23,104(5)	*	*
Nathaniel Anschuetz	—	—	—	—	—
Emmanuel Barrois	—	—	—	—	—
Brian R. Ford	8,776(6)	*	69,173(6)	*	*
Guillaume Hédiard	—	—	—	—	—
Jennifer Lowry	—	—	9,755(7)	*	*
Bruce MacLennan	—	—	—	—	—
Daniel B. More	—	—	49,012(8)	*	*
E. Stanley O’Neal	—	—	55,602(9)	*	*
Vincent Stoquart	—	—	—	—	—
All directors and executive officers as a group (13 people)	40,856(10)	*	608,484(10)	*	*

*
Less than one percent of outstanding Class A common stock, Class C common stock or combined voting power, as applicable.

(1)
The number of shares beneficially owned by each person or entity is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each person or entity is considered the beneficial owner of any: (a) shares to which such person or entity has sole or shared voting power or dispositive power and (b) shares that such person or entity has the right to acquire within 60 days.

(2)
Represents the voting power of all of the classes of our common stock together as a single class. Each holder of Class A or Class B common stock is entitled to one vote for each share held. Each holder of Class C or Class D common stock is entitled to 1/100th of one vote for each share held. Holders of shares of our Class A, Class B, Class C and Class D common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise provided by applicable law.

(3)
Includes 6,160 dividend equivalent rights (DERs) to be paid in Class C common stock. Excludes 22,998 restricted stock units (RSUs), 9,371 DERs and 89,187 relative performance stock units (RPSUs). Each RSU represents the right to receive one share of Class C common stock upon vesting. Each RPSU represents the potential to receive Class C common stock based upon the Company achieving a certain level of total shareholder return relative to the Company’s peer group over a three-year performance period. Each DER represents the right to receive the dividends and distributions that would have otherwise been paid with respect to a share subject to a RSU or RPSU award (if such share were outstanding rather than being subject to the applicable award).
(4)
Includes 1,246 DERs to be paid in Class C common stock. Excludes 5,063 RSUs, 2,307 DERs and 20,421 RPSUs. Each RSU represents the right to receive one share of Class C common stock upon vesting. Each RPSU represents the potential to receive Class C common stock based upon the Company achieving a certain level of total shareholder return relative to the Company’s peer group over a three-year performance period. Each DER represents the right to receive the dividends and distributions that would have otherwise been paid with respect to a share subject to a RSU or RPSU award (if such share were outstanding rather than being subject to the applicable award).

(5)
Includes 644 DERs to be paid in Class C common stock. Excludes 4,668 RSUs, 1,873 DERs and 17,931 RPSUs. Each RSU represents the right to receive one share of Class C common stock upon vesting. Each RPSU represents the potential to receive Class C common stock based upon the Company achieving a certain level of total shareholder return relative to the Company’s peer group over a three-year performance period. Each DER represents the right to receive the dividends and distributions that would have otherwise been paid with respect to a share subject to a RSU or RPSU award (if such share were outstanding rather than being subject to the applicable award).

(6)
Includes 4,547 DSUs and 3,229 outstanding DERs to be paid in Class A common stock and 52,152 DSUs and 17,021 DERs to be paid in Class C common stock, each payable in the event the director ceases to be a member of the Board. Each DSU represents the right of a participant to be paid one share of Class A common stock or Class C common stock, as applicable, at the end of a deferral period established under the award elected by the participant under the terms of an award and the tax rules applicable to nonqualified deferred compensation plans under Section 409A of the Code. DERs become vested proportionately with the DSUs to which they relate. Each DER represents the right to receive the dividends and distributions that would have otherwise been paid with respect to a share subject to a DSU award (if such share were outstanding rather than being subject to the DSU award).

(7)
Includes 8,253 DSUs and 698 DERs to be paid in Class C common stock, payable in the event the director ceases to be a member of the Board. Each DSU represents the right of a participant to be paid one share of Class C common stock, as applicable, at the end of a deferral period established under the award elected by the participant under the terms of an award and the tax rules applicable to nonqualified deferred compensation plans under Section 409A of the Code. DERs become vested proportionately with the DSUs to which they relate. Each DER represents the right to receive the dividends and distributions that would have otherwise been paid with respect to a share subject to a DSU award (if such share were outstanding rather than being subject to the DSU award).

(8)
Includes 41,172 DSUs and 7,840 DERs to be paid in Class C common stock, payable in the event the director ceases to be a member of the Board. Each DSU represents the right of a participant to be paid one share of Class C common stock, as applicable, at the end of a deferral period established under the award elected by the participant under the terms of an award and the tax rules applicable to nonqualified deferred compensation plans under Section 409A of the Code. DERs become vested proportionately with the DSUs to which they relate. Each DER represents the right to receive the dividends and distributions that would have otherwise been paid with respect to a share subject to a DSU award (if such share were outstanding rather than being subject to the DSU award).

(9)
Includes 41,393 DSUs and 7,209 DERs to be paid in Class C common stock, payable in the event the director ceases to be a member of the Board. Each DSU represents the right of a participant to be paid one share of Class C common stock, as applicable, at the end of a deferral period established under the award elected by the participant under the terms of an award and the tax rules applicable to nonqualified deferred compensation plans under Section 409A of the Code. DERs become vested proportionately with the DSUs to which they relate. Each DER represents the right to receive the dividends and distributions that would have otherwise been paid with respect to a share subject to a DSU award (if such share were outstanding rather than being subject to the DSU award).

(10)
Consists of the total holdings of directors and all executive officers as a group.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS
The following table sets forth information for each person known to the Company to own more than five percent of any class of the Company’s common stock. The information provided is as of the date of their most recent Schedule 13G or Schedule 13D filing with the SEC. For our stockholders other than the GIP Entities (as defined below) and the TotalEnergies Entities (as defined below), percentage of beneficial ownership is based on 34,613,853 shares of Class A common stock outstanding as of March 4, 2024 and 82,391,441 shares of Class C common stock outstanding as of March 4, 2024, and percentage of combined voting power is based on 78,599,885 votes represented by our outstanding Class A, Class B, Class C and Class D common stock in the aggregate as of March 4, 2024. For the GIP Entities and the TotalEnergies Entities, who are the shared beneficial owners of our Class B and Class D common stock, percentage of beneficial ownership is based on 34,613,853 shares of Class A common stock outstanding as of March 4, 2024 and 82,391,441 shares of Class C common stock outstanding as of March 4, 2024, plus any shares exchangeable into Class A or Class C common stock within 60 days of March 4, 2024, and percentage of combined voting power is based on 78,599,885 votes represented by our outstanding Class A, Class B, Class C and Class D common stock in the aggregate as of March 4, 2024. Unless otherwise indicated, each person has sole voting and dispositive power with respect the shares set forth in the following table. For further information regarding material transactions between us and other related persons, see “Certain Relationships and Related Person Transactions.”
	Class A Common Stock		Class C Common Stock		Common Stock
Name of Beneficial Owner	Number(1)	% of Class A Common Stock	Number(1)	% of Class C Common Stock	% of Combined Voting Power(2)
GIP Entities 1345 Avenue of the Americas, 30th Floor New York, New York 10105	42,760,591(3)	55.26%	42,402,537(3)	33.98%	54.91%(4)
TotalEnergies Entities 2, place Jean Millier La Défense 6, 92400 Courbevoie, France	42,760,591(5)	55.26%	42,402,537(5)	33.98%	54.91%(6)
BlackRock, Inc. 50 Hudson Yards New York, New York 10001	6,220,245(7)	17.97%	14,678,573(7)	17.82%	8.10%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania, 19355	4,061,716(8)	11.73%	9,568,569(8)	11.61%	5.29%
EIP Parties 10 Wright Street Westport, Connecticut 06880	1,988,913(9)	5.75%	—	—	2.53%
Morgan Stanley 1585 Broadway New York, New York 10036	1,828,361(9)	5.28%	—	—	2.33%

*
Less than one percent of outstanding Class A common stock, Class C common stock or combined voting power, as applicable.

(1)
The number of shares beneficially owned by each person or entity is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each person or entity is considered the beneficial owner of any: (a) shares to which such person or entity has sole or shared voting power or dispositive power and (b) shares that such person or entity has the right to acquire within 60 days.

(2)
Represents the voting power of all of the classes of our common stock voting together as a single class. Each holder of Class A or Class B common stock is entitled to one vote for each share held. Each holder of Class C or Class D common stock is entitled to 1/100th of one vote for each share held. Holders of shares of our Class A, Class B, Class C and Class D common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise provided by applicable law.

(3)
Based upon information set forth in the Schedule 13D/A filed on September 15, 2022 by Global Infrastructure Investors III, LLC, Global Infrastructure GP III, L.P., GIP III Zephyr Midco Holdings, L.P., Zephyr Holdings GP, LLC, GIP III Zephyr Acquisition Partners, L.P., and Clearway Energy Group LLC (collectively, the “GIP Entities”). The GIP Entities have shared voting power and shared dispositive power over 42,760,591 Class A shares and 42,402,537 Class C shares. Consists entirely of Class B units and Class D units of Clearway Energy LLC. The Class B units of Clearway Energy LLC are exchangeable for shares of our Class A common stock at any time and the Class D units are exchangeable for shares of our Class C common stock at any time. As a result, the GIP Entities may be deemed to beneficially own the shares of Class A common stock or Class C common stock for which such Class B units or Class D units of Clearway Energy LLC, as applicable, are exchangeable. GIP Entities may exchange Class B units of Clearway Energy LLC for shares of our Class A common stock and Class D units of Clearway Energy LLC for shares of our Class C common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications in accordance with the terms of the Amended and Restated Exchange Agreement, dated May 14, 2015, between us and NRG, for which the rights and obligations thereunder were assigned to GIP on August 31, 2018 in connection with the closing of the GIP Transaction; provided, however, upon any exchange of Class B units of Clearway Energy LLC for shares of our Class A common stock or Class D units of Clearway Energy LLC for shares of our Class C common stock, a corresponding number of shares of Class B common stock or Class D common stock, as applicable, are extinguished. For additional information, see “Certain Relationships and Related Person Transactions — Fourth Amended and Restated Limited Liability Company Agreement of Clearway Energy LLC” and “Certain Relationships and Related Person Transactions — Exchange Agreement.” The GIP Entities may be deemed to be acting as a group with the TotalEnergies Entities for purposes of Rule 13d-3 under the Exchange Act.

(4)
GIP Entities hold 42,738,750 shares of our Class B common stock and 42,336,750 shares of our Class D common stock. Each holder of Class B common stock is entitled to one vote per share of Class B common stock. Each holder of our Class D common stock is entitled 1/100th of one vote per share of Class D common stock.

(5)
Based upon information set forth in the Schedule 13D filed on September 15, 2022 by TotalEnergies SE, TotalEnergies Gestion USA SARL, TotalEnergies Holdings USA, Inc., TotalEnergies Delaware, Inc., and TotalEnergies Renewables USA, LLC (collectively, the “TotalEnergies Entities”). The TotalEnergies Entities have shared voting power and shared dispositive power over 42,760,591 Class A shares and 42,402,537 Class C shares. Consists entirely of Class B units and Class D units of Clearway Energy LLC. The Class B units of Clearway Energy LLC are exchangeable for shares of our Class A common stock at any time and the Class D units are exchangeable for shares of our Class C common stock at any time. As a result, the TotalEnergies Entities may be deemed to beneficially own the shares of Class A common stock or Class C common stock for which such Class B units or Class D units of Clearway Energy LLC, as applicable, are exchangeable. TotalEnergies Entities may exchange Class B units of Clearway Energy LLC for shares of our Class A common stock and Class D units of Clearway Energy LLC for shares of our Class C common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications in accordance with the terms of the Amended and Restated Exchange Agreement, dated May 14, 2015, between us and NRG, for which the rights and obligations thereunder were assigned to GIP on August 31, 2018 in connection with the closing of the GIP Transaction; provided, however, upon any exchange of Class B units of Clearway Energy LLC for shares of our Class A common stock or Class D units of Clearway Energy LLC for shares of our Class C common stock, a corresponding number of shares of Class B common stock or Class D common stock, as applicable, are extinguished. For additional information, see “Certain Relationships and Related Person Transactions — Fourth Amended and Restated Limited Liability Company Agreement of Clearway Energy LLC” and “Certain Relationships and Related Person

Transactions — Exchange Agreement.” The TotalEnergies Entities may be deemed to be acting as a group with the GIP Entities for purposes of Rule 13d-3 under the Exchange Act.
(6)
TotalEnergies Entities hold 42,738,750 shares of our Class B common stock and 42,336,750 shares of our Class D common stock. Each holder of Class B common stock is entitled to one vote per share of Class B common stock. Each holder of our Class D common stock is entitled 1/100th of one vote per share of Class D common stock.

(7)
Based upon information set forth in the Schedules 13G/A filed on January 19, 2024 by BlackRock, Inc. (“BlackRock”). With respect to the Class A shares, BlackRock has sole voting power over 5,837,169 Class A shares and sole dispositive power over 6,220,245 Class A shares. With respect to the Class C shares, BlackRock has sole voting power over 13,487,139 Class C shares and sole dispositive power over 14,678,573 Class C shares.

(8)
Based upon information set forth in the Schedules 13G/A filed on February 13, 2024 by The Vanguard Group (“Vanguard”). With respect to the Class A shares, Vanguard has shared voting power over 11,793 Class A Shares, sole dispositive power over 4,026,206 Class A shares, and shared dispositive power over 35,510 Class A shares. With respect to the Class C shares, Vanguard has shared voting power over 29,549 Class C shares, sole dispositive power over 9,452,059 Class C shares and shared dispositive power over 116,510 Class C shares.

(9)
Based upon information set forth in the Schedule 13G filed on February 14, 2024 by Energy Income Partners, LLC, James J. Murchie, Eva Pao, Saul Ballesteros and John K. Tysseland (collectively, the “EIP Parties”). Each of the EIP Parties has shared voting power over 1,988,913 Class A shares and shared dispositive power over 1,988,913 Class A shares.

(10)
Based upon information set forth in the Schedule 13G filed on February 17, 2015 by Morgan Stanley. Morgan Stanley has sole voting power over 1,492,155 Class A shares. Morgan Stanley has shared voting power over 231,384 Class A shares and shared dispositive power over 1,596,978 Class A shares. The shares being reported on by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Smith Barney LLC, a wholly-owned subsidiary of Morgan Stanley and a broker dealer registered under Section 15 of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
RELATIONSHIP WITH CEG
CEG owns all of our outstanding Class B common stock and our Class D common stock, which represents, in the aggregate, 54.91% of the voting interest in our stock and receive distributions from Clearway Energy LLC through its ownership of Class B and Class D units of Clearway Energy LLC. Holders of our Class A common stock and Class C common stock hold, in the aggregate, the remaining 45.09% of the voting interest in our stock. Each holder of Class A or Class B common stock is entitled to one vote for each share held. Each holder of Class C or Class D common stock is entitled to 1/100th of one vote for each share held. The holders of our outstanding shares of Class A and Class C common stock are entitled to dividends as declared.
The diagram below depicts our organizational structure as of March 4, 2024. Clearway Energy LLC indirectly holds the equity interests in our project companies.

Global Infrastructure Partners (a)
TotalEnergies SE (a)
Clearway Energy Group LLC
Public shareholders
Class B Common Stock and Class D Common Stock Aggregate 54.91% Voting Interest
Class B Units and Class D Units Aggregate 42.10% Economic Interest
Clearway Energy, Inc.
Class A Common Stock and Class C Common Stock Aggregate 45.09% Voting Interest
Sole Managing Member Class A Units and Class C Units Aggregate 57.90% Economic Interest
Clearway Energy LLC
Clearway Energy Operating LLC
Project companies

(a)
GIP and TotalEnergies each own 50% of CEG through intermediate holding companies.

STRATEGIC SPONSORSHIP WITH CEG
CEG Master Services Agreements
The Company, along with Clearway Energy LLC and Clearway Energy Operating LLC, is party to Master Services Agreements with CEG (the “CEG Master Services Agreements”), pursuant to which CEG and certain of its affiliates or third-party service providers provide certain services to the Company, including operational and administrative services, which include human resources, information systems, cybersecurity, external affairs, accounting, procurement, and risk management services, and the Company provides certain services to CEG, including accounting, internal audit, tax and treasury services, in exchange for the payment of fees in respect of such services. For the year ended December 31, 2023, the Company paid approximately $4,840,000 under the CEG Master Services Agreements.

CEG Committed Investments
The assets listed below represent our currently committed investments in projects with CEG:
Asset	Technology	Gross Capacity (MW)	State	Estimated COD
Cedar Creek	Wind	160	ID	1H24
Cedro Hill Repowering	Wind	160	TX	2H24
Texas Solar Nova 2(a)	Solar	200	TX	1H24

(a)
Included in a co-investment partnership.

Drop Drown Transactions
Texas Solar Nova 1 Drop Down
On December 28, 2023, the Company, through its indirect subsidiary, Lighthouse Renewable Holdco 2 LLC, acquired TSN1 BL Borrower Holdco LLC, the indirect owner of Texas Solar Nova 1, a 252 MW solar project that is located in Kent County, Texas, from Clearway Renew LLC, a subsidiary of CEG (“Clearway Renew”) for cash consideration of $23 million. Lighthouse Renewable Holdco 2 LLC is a partnership between the Company and a cash equity investor. TSN1 BL Borrower Holdco LLC consolidates as primary beneficiary, TSN1 TE Holdco LLC, a tax equity fund that owns the Texas Solar Nova 1 solar project.
In connection with the Texas Solar Nova 1 Drop Down, the Company assumed non-recourse project-level debt, which included a construction loan, sponsor equity bridge loan and tax equity bridge loan. At acquisition date, when the project reached substantial completion, the tax equity investor contributed $148 million, which was utilized, along with the Company’s entire purchase price that was contributed back to the Company by CEG and the proceeds from the cash equity investor, to repay the $109 million sponsor equity bridge loan, to repay the $151 million tax equity bridge loan, to fund $18 million in construction completion reserves, and to pay $5 million in associated fees with the remaining $9 million distributed back to CEG.
Victory Pass and Arica Drop Down
On October 31, 2023, the Company, through its indirect subsidiary, VP-Arica Parent Holdco LLC, acquired the Class A membership interests in VP-Arica TargetCo LLC, a partnership and the indirect owner of Victory Pass, a 200 MW solar project that is paired with 50 MW of energy storage, and Arica, a 263 MW solar project that is paired with 136 MW of energy storage, which are both currently under construction in Riverside, California, from Clearway Renew for initial cash consideration of $46 million. VP-Arica TargetCo LLC consolidates as primary beneficiary, VP-Arica TE Holdco LLC, a tax equity fund that owns the Victory Pass and Arica solar projects.
In connection with the Victory Pass and Arica Drop Down, the Company assumed non-recourse project-level debt, which included a sponsor equity bridge loan and tax equity bridge loan. A partial payment of $133 million was made on the sponsor equity bridge loan at acquisition date utilizing all of the proceeds from the Company, which were contributed back to the Company by CEG, and the contribution from the cash equity investor.
Daggett 2 Drop Down
On August 30, 2023, the Company, through its indirect subsidiary, Daggett Solar Investment LLC, acquired the Class A membership interests in Daggett 2 TargetCo LLC, a partnership and the indirect owner of Daggett 2, a 182 MW solar project that is paired with 131 MW of energy storage and is located in San Bernardino, California, from CEG for cash consideration of $13 million. Daggett 2 TargetCo LLC consolidates as primary beneficiary, Daggett 2 TE Holdco LLC, a tax equity fund that owns the Daggett 2 solar project.

In connection with the Daggett 2 Drop Down, the Company assumed non-recourse project-level debt, which included a construction loan and tax equity bridge loan. On December 22, 2023, when the project reached substantial completion, the tax equity investor contributed an additional $202 million, which was utilized, along with the $120 million in escrow and $10 million in construction loan proceeds, to repay the $204 million tax equity bridge loan, to fund $36 million in construction completion reserves and to pay $1 million in associated fees with the remaining $91 million distributed to CEG.
Rosamond Central BESS Drop Down and Financing Activities
On June 30, 2023, the Company through its indirect subsidiary, Rosie Class B LLC, the indirect owner of the Rosamond Central solar project, became the owner of the Class B membership interests of Rosie Central BESS in order to facilitate and fund the construction of a 147 MW battery energy storage system (“BESS”) project that is co-located at the Rosamond Central solar facility. Clearway Renew indirectly owns the Class A membership interests and controls Rosie Central BESS. As of December 31, 2023, the Company’s investment consisted of $28 million contributed into Rosie Central BESS, funded through contributions from the Company and its cash equity investor in Rosie TargetCo LLC, which consolidates Rosie Class B LLC. On December 1, 2023, the Rosamond Central solar project acquired the BESS project from Clearway Renew for initial cash consideration of $70 million, $16 million of which was funded by the Company with the remaining $54 million funded through contributions from the cash equity investor in Rosie TargetCo LLC and the tax equity investor in Rosie TE HoldCo LLC.
Also, on July 3, 2023, Rosie Class B LLC, utilizing a portion of the proceeds from borrowings received under its refinanced debt facility, issued a loan to Clearway Renew in order to finance the construction of the BESS project. On December 1, 2023, Clearway Renew partially repaid the loan utilizing the $70 million in proceeds that was paid by the Company to acquire the BESS project. As of December 31, 2023, the loan issued to Clearway Renew had an aggregate principal amount of $174 million. The loan matures when the project reaches substantial completion, which is expected in the first half of 2024.
Daggett 3 Drop Down
On February 17, 2023, the Company, through its indirect subsidiary, Daggett Solar Investment LLC, acquired the Class A membership interests in Daggett TargetCo LLC, the indirect owner of Daggett 3, a 300 MW solar project that is paired with 149 MW of energy storage and located in San Bernardino, California, from Clearway Renew for cash consideration of $21 million. The Company then contributed its Class A membership interests into Daggett Renewable Holdco LLC, a partnership that consolidates Daggett TargetCo LLC. Daggett TargetCo LLC consolidates as primary beneficiary, Daggett TE Holdco LLC, a tax equity fund that owns the Daggett 3 solar project.
In connection with the Daggett 3 Drop Down, the Company assumed non-recourse project-level debt, which included a construction loan, sponsor equity bridge loan and tax equity bridge loan. The $75 million sponsor equity bridge loan was repaid at acquisition date, along with $8 million in associated fees, utilizing all of the proceeds from the Company, which were contributed back by CEG, and the contribution from the cash equity investor. On December 1, 2023, when the project reached substantial completion, the tax equity investor contributed an additional $252 million, which was utilized along with the $69 million in escrow, to repay the $229 million tax equity bridge loan, to fund $40 million in construction completion reserves and to pay $7 million in associated fees with the remaining $45 million distributed to CEG.
During the year ended December 31, 2023, the Company also received $54 million from CEG to fund project costs, $22 million of which were incurred after the acquisition date. In October 2023, the $54 million funded by CEG was repaid, along with a distribution of $8 million, which was an estimate of the remaining project costs to be incurred prior to substantial completion.
Waiawa Drop Down
On October 3, 2022, the Company, through its indirect subsidiary, Lighthouse Renewable Holdco LLC, acquired Waiawa BL Borrower Holdco LLC, the indirect owner of the Waiawa solar project, a 36 MW solar project that is paired with 36 MW of energy storage and located in Honolulu, Hawaii, from

Clearway Renew. In connection with the Waiawa Drop Down, the Company assumed the project’s financing agreement, which included a construction loan, tax equity bridge loan and sponsor equity bridge loan.
On March 30, 2023, when the project reached substantial completion, the tax equity investor contributed an additional $41 million and CEG contributed an additional $8 million, which was utilized, along with the $17 million in escrow, to repay the $55 million tax equity bridge loan, to fund $10 million in construction completion reserves and to pay $1 million in associated fees.
Cedro Hill Repowering
On December 12, 2023, the Company entered into a financing agreement for non-recourse debt for a total commitment of $254 million, which consists of construction loans, a tax equity bridge loan and a sponsor equity bridge loan, related to the repowering of the Cedro Hill wind project. The Company’s initial borrowing of $165 million was utilized to repay the $72 million of outstanding principal under the original financing agreement, to pay $55 million to Clearway Renew for the future delivery of equipment, to pay $27 million to a third party for the future delivery of equipment, to pay a $4 million development services fee to Clearway Renew, to pay for $4 million in debt issuance costs that were deferred and to pay for $3 million in capital expenditures.
OPERATIONS AND MAINTENANCE AGREEMENTS
CEG provides operations and maintenance (“O&M”) and day-to-day operational support to our utility scale solar and wind facilities in accordance with O&M agreements with us. Each of the counterparties to the O&M agreements is an affiliate of CEG. The O&M agreements for which the amount paid to CEG exceeded $120,000 during the year ended December 31, 2023 are described in the table below. Under these O&M agreements, we generally pay an annual or monthly fee, which may be subject to annual adjustment, plus any reimbursable expenses.
Project	Agreement Description	Approximate Amount Paid to CEG
Solar
Agua Caliente	O&M Agreement, dated December 22, 2017	$4,412,000
Borrego	O&M Agreement, dated August 1, 2012	$544,000
Buckthorn Solar	O&M Agreement, dated May 22, 2017	$2,119,000
Chestnut Fund LLC	O&M Agreement, dated February 9, 2018	$1,425,000
Clearway & EFS Distributed Solar LLC	O&M Agreement, dated October 28, 2016	$222,000
CS4 Fund LLC	O&M Agreement, dated November 29, 2018	$659,000
CVSR	O&M Agreement, dated September 30, 2011	$4,288,000
Daggett 3	O&M Agreement, dated October 28, 2021	$1,168,000
DG CS Holdco LLC	O&M Agreement, dated November 2, 2020	$318,000
DGPV Fund 1 LLC	O&M Agreement, dated June 12, 2015	$247,000
DGPV Fund 2 LLC	O&M Agreement, dated September 4, 2015	$951,000
DGPV Fund 4 LLC	O&M Agreement, dated June 16, 2017	$1,313,000
Golden Puma Fund LLC	O&M Agreement, dated March 30, 2017	$745,000
Kansas South	O&M Agreement, dated June 13, 2017	$907,000
Lanikuhana Solar LLC	O&M Agreement, dated December 28, 2017	$755,000
Mililani I	O&M Agreement, dated May 28, 2021	$856,000
Rosamond Central	O&M Agreement, dated June 30, 2023	$1,941,000
Solar Blythe	O&M Agreement, dated November 1, 2017	$809,000
SPP Projects	O&M Agreement, dated October 31, 2017	$913,000
TA High Desert	O&M Agreement, dated June 9, 2017	$685,000

Project	Agreement Description	Approximate Amount Paid to CEG
Utah Solar Portfolio	O&M Agreement, dated June 13, 2022	$3,029,000
Waiawa	O&M Agreement, dated May 28, 2021	$773,000
Waipio PV LLC	O&M Agreement, dated December 28, 2017	$1,098,000
Wind
Alta Wind I	O&M Agreement, dated December 12, 2016	$1,871,000
Alta Wind II	O&M Agreement, dated December 12, 2016	$530,000
Alta Wind III	O&M Agreement, dated December 12, 2016	$654,000
Alta Wind IV	O&M Agreement, dated December 12, 2016	$484,000
Alta Wind V	O&M Agreement, dated December 12, 2016	$702,000
Alta Wind X	O&M Agreement, dated December 12, 2016	$2,252,000
Alta Wind XI	O&M Agreement, dated December 12, 2016	$1,544,000
Black Rock	O&M Agreement, dated December 30, 2020	$828,000
Broken Bow	O&M Agreement, dated Nov 6, 2017	$1,675,000
Buffalo Bear	O&M Agreement, dated May 1, 2016	$320,000
Cedro Hill	O&M Agreement, dated Nov 11, 2015	$3,468,000
Crofton Bluffs	O&M Agreement, dated February 13, 2012	$360,000
Elbow Creek	O&M Agreement, dated October 31, 2018	$1,499,000
Forward	O&M Agreement, dated October 20, 2016	$878,000
Goat Wind	O&M Agreement, dated February 18, 2008	$3,207,000
Langford	O&M Agreement, dated July 30, 2018	$2,818,000
Laredo Ridge	O&M Agreement, dated December 24, 2015	$1,613,000
Lookout	O&M Agreement, dated February 11, 2008	$1,269,000
Mesquite Sky	O&M Agreement, dated December 30, 2020	$1,133,000
Mesquite Star	O&M Agreement, dated May 7, 2019	$1,286,000
Mt. Storm	O&M Agreement, dated April 23, 2021	$1,038,000
Mountain Wind 1	O&M Agreement, dated September 17, 2016	$1,343,000
Mountain Wind 2	O&M Agreement, dated September 17, 2016	$1,922,000
Ocotillo	O&M Agreement, dated November 3, 2020	$2,293,000
Odin	O&M Agreement, dated September 16, 2016	$688,000
Pinnacle	O&M Agreement, dated December 1, 2016	$1,278,000
Rattlesnake	O&M Agreement, dated February 5, 2020	$1,608,000
Sleeping Bear	O&M Agreement, dated May 1, 2016	$2,454,000
South Trent	O&M Agreement, dated October 1, 2015	$2,023,000
Spanish Fork	O&M Agreement, dated September 16, 2016	$560,000
Taloga	O&M Agreement, dated July 1, 2016	$2,682,000
Wildorado	O&M Agreement, dated February 11, 2008	$2,298,000
ASSET MANAGEMENT AND ADMINISTRATIVE SERVICES AGREEMENTS
CEG provides day-to-day administrative support to certain of our project-level entities in accordance with asset management and administrative services agreements (the “ASAs”). The ASAs for which the amount involved exceeded $120,000 during the year ended December 31, 2023 are described in the table below. Under these agreements, we generally pay an annual or monthly fee, which may be subject to annual adjustment, plus any reimbursable expenses.

Project	Agreement Description	Approximate Amount Paid to CEG
Solar
Agua Caliente	Asset Management Agreement, dated January 18, 2012	$521,000
Alpine	Asset Management Agreement, dated March 15, 2012	$157,000
Buckthorn Solar	Asset Management Agreement, dated May 22, 2017	$175,000
Chestnut Fund LLC	Asset Management Agreement, dated July 31, 2017	$217,000
CS4 Fund LLC	Asset Management Agreement, dated November 29, 2018	$173,000
CVSR	Asset Management Agreement, dated April 26, 2016	$232,000
DG CS Holdco LLC	Asset Management Agreement, dated November 2, 2020	$1,821,000
Daggett 3	Project Administration Agreement, dated October 28, 2021	$294,000
Mililani I	Project Administration Agreement, dated May 28, 2021	$156,000
Oahu Solar	Project Administration Agreement, dated December 28, 2017	$217,000
Rosamond Central	Project Administration Agreement, dated June 30, 2023	$256,000
SPP Projects	Asset Management Agreement, dated October 31, 2017	$442,000
Utah Solar Portfolio	Asset Management Agreement, dated December 1, 2021	$909,000
Waiawa	Project Administration Agreement, dated May 28, 2021	$132,000
Wind
Black Rock	Project Administration Agreement, dated December 30, 2020	$260,000
Broken Bow	Amended and Restated Services Agreement, dated February 13, 2012	$251,000
Buffalo Bear	Amended and Restated Services Agreement, dated September 15, 2011	$175,000
Cedro Hill	Management and Administration Agreement, dated March 10, 2010	$188,000
Crofton Bluffs	Amended and Restated Services Agreement, dated February 13, 2012	$251,000
Elbow Creek	Project Administration Agreement, dated January 1, 2018	$264,000
Forward	Services Agreement, dated January 1, 2012	$223,000
Langford	Project Administration Agreement, dated April 24, 2020	$160,000
Laredo Ridge	Support Services Agreement, dated May 27, 2010	$180,000
Lighthouse Renewable	Management Services Agreement, dated December 17, 2021	$217,000
Lookout	Services Agreement, dated January 1, 2012	$223,000
Mesquite Sky	Project Administration Agreement, dated December 30, 2020	$331,000
Mesquite Star	Services Agreement, dated May 7, 2019	$296,000
Mountain Wind 1	Amended and Restated Services Agreement, dated February 13, 2012	$231,000
Mountain Wind 2	Amended and Restated Services Agreement, dated February 13, 2012	$251,000
Mt. Storm	Project Administration Agreement, dated April 23, 2021	$217,000
Pinnacle	Amended and Restated Services Agreement, dated September 15, 2011	$231,000
Rattlesnake	Project Administration Agreement, dated February 5, 2020	$128,000
Sleeping Bear	Services Agreement, dated January 1, 2012	$223,000

Project	Agreement Description	Approximate Amount Paid to CEG
South Trent	Project Administration Agreement, dated October 1, 2015	$174,000
Spanish Fork	Services Agreement, dated January 1, 2012	$223,000
Taloga	Services Agreement, dated November 20, 2012	$190,000
Viento Funding II, LLC	Management and Administration Agreement, dated July 1, 2013	$269,000
Wildorado	Project Administration Agreement, dated September 25, 2017	$270,000
LAND LEASE AGREEMENTS
The Company is party to various land lease agreements with CEG. The land lease agreements for which the amount involved exceeded $120,000 during the year ended December 31, 2023 are described in the table below. Under these agreements, the Company generally pays a quarterly or monthly fee, which may be subject to annual adjustment.
Project	Agreement Description	Approximate Amount Paid to CEG
Solar
Daggett 2	Land Lease Agreement, dated October 27, 2021	$493,000
Daggett 3	Land Lease Agreement, dated December 18, 2020	$1,609,000
Mililani I	Land Lease Agreement, dated November 18, 2020	$796,000
Oahu Solar	Land Lease Agreement, dated September 19, 2019	$908,000
Rosamond Central	Land Lease Agreement, dated November 18, 2020	$566,000
DEVELOPMENT COLLABORATION AGREEMENT
On February 9, 2024, the Company entered into a Development Collaboration Agreement with Clearway Renew (the “Collaboration Agreement”), pursuant to which, among other things, the Company procures substitute resource adequacy (“RA”) capacity from Clearway Renew to meet the Company’s contractual obligations to deliver RA capacity to various load-serving entities and to meet certain tariff requirements to provide RA capacity to cover planned outages. Under the Collaboration Agreement, certain subsidiaries of the Company that own and operate the Company’s natural gas-fired generating assets purchase substitute RA capacity from certain subsidiaries of Clearway Renew that operate its BESS development projects (the “BESS Project Companies”), in each case pursuant to separate, five-year purchase agreements (the “RA Agreements”). In addition, pursuant to the Collaboration Agreement, Clearway Renew has offered the Company a right of first offer to acquire an ownership interest in the BESS Project Companies or certain of Clearway Renew’s BESS facilities. Under the Collaboration Agreement and the RA Agreements, the BESS Project Companies will post approximately $287,000 of security to the Company in 2024 to guarantee the financial obligations of the BESS Project Companies. The value of such security may increase in the future if certain milestones are met.
INSURANCE REIMBURSEMENTS
During 2023, we paid approximately $3,683,000 to CEG, consisting primarily of reimbursements of insurance premiums and employee-related benefits that CEG paid on our behalf. We also received $3,466,000 from CEG, consisting primarily of employee-related expenses that we paid on behalf of CEG.
During 2023, we also paid approximately $6,470,000 in annual property insurance premiums to TotalEnergies’ captive insurance affiliate. We also paid approximately $449,000 to Global Infrastructure Management, LLC (“GIM”), the manager of GIP, as reimbursement for professional fees that GIM incurred on our behalf.

FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF CLEARWAY ENERGY LLC
The following is a description of the material terms of Clearway Energy LLC’s Fourth Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”). For the year ended December 31, 2023, Clearway Energy LLC made approximately $180,354,000 in distributions to us (the holder of the Class A and Class C units) and $131,169,000 to CEG (the holder of Class B and Class D units). In addition to the quarterly distributions, Clearway Energy LLC distributed an additional $29,403,000 to us and $21,413,000 to CEG during the year ended December 31, 2023 in order for us to make certain additional tax payments associated with the sale of the Thermal Business.
Governance
We serve as the sole managing member of Clearway Energy LLC. As such, we and effectively our Board, control the business and affairs of Clearway Energy LLC and are responsible for the management of its business.
Voting and Economic Rights of Members
Clearway Energy LLC has four classes of Units: Class A units, Class B units, Class C units and Class D units. Class A units and Class C units may be issued only to us as the sole managing member, and Class B units and Class D units may be issued only to CEG and held by CEG or its permitted transferees. Units of each of the four classes have equivalent economic and other rights, except that upon issuance, each holder of a Class B unit will also be issued a share of our Class B common stock, and each holder of a Class D unit will also be issued a share of our Class D common stock. Each Class B unit is exchangeable for a share of our Class A common stock and each Class D unit is exchangeable for a share of our Class D common stock, in each case subject to equitable adjustments for stock splits, dividends and reclassifications in accordance with the terms of the Exchange Agreement (as described below).
Net profits and net losses and distributions by Clearway Energy LLC are allocated and made to holders of units in accordance with the respective number of membership units of Clearway Energy LLC held. Generally, Clearway Energy LLC will make distributions to holders of units for the purpose of funding tax obligations in respect of income of Clearway Energy LLC that is allocated to the members of Clearway Energy LLC.
Coordination with Clearway Energy LLC
Any time we issue a share of Class A common stock or a share of our Class C common stock for cash, the net proceeds therefrom will promptly be transferred to Clearway Energy LLC, and Clearway Energy LLC will either:
•
transfer a newly issued Class A unit of Clearway Energy LLC to us in the case of the issuance of a share of Class A common stock, or a newly issued Class C unit of Clearway Energy LLC to us in the case of the issuance of a share of Class C common stock; or

•
use the net proceeds to purchase a Class B unit of Clearway Energy LLC from CEG in the case of the issuance of a share of Class A common stock, which Class B unit will automatically convert into a Class A unit of Clearway Energy LLC when transferred to us, or a Class D unit of Clearway Energy LLC from CEG in the case of the issuance of a share of Class C common stock, which Class D unit will automatically convert into a Class C unit of Clearway Energy LLC when transferred to us.

If we elect to redeem any shares of our Class A common stock or Class C common stock for cash, Clearway Energy LLC will, immediately prior to such redemption, redeem an equal number of Class A units or Class C units, as applicable, held by us upon the same terms and for the same price, as the shares of Class A common stock so redeemed.

EXCHANGE AGREEMENT
We are a party to an Amended and Restated Exchange Agreement with CEG (the “Exchange Agreement”). Under the Exchange Agreement, CEG (and certain permitted assignees and permitted transferees who acquire Class B units or Class D units of Clearway Energy LLC) may from time to time cause Clearway Energy LLC to exchange their Class B units for shares of our Class A common stock on a one-for-one basis, subject to adjustments for stock splits, stock dividends and reclassifications, or exchange their Class D units for shares of our Class C common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications.
When CEG or its permitted transferee exchanges a Class B unit of Clearway Energy LLC for a share of our Class A common stock, we will automatically redeem and cancel a corresponding share of our Class B common stock and the Class B unit will automatically convert into a Class A unit when issued to us; similarly, when CEG or its permitted transferee exchanges a Class D unit of Clearway Energy LLC for a share of our Class C common stock, we will automatically redeem and cancel a corresponding share of our Class D common stock and the Class D unit will automatically convert into a Class C unit when issued to us. As a result, when a holder exchanges its Class B units for shares of our Class A common stock, or its Class D units for shares of our Class C common stock, our interest in Clearway Energy LLC will be correspondingly increased.
INDEMNIFICATION OF OFFICERS
We have entered into indemnification agreements with each of our executive officers. The indemnification agreements provide the executive officers with contractual rights to indemnification, expense advancement and reimbursement to the fullest extent permitted under Delaware law.
REGISTRATION RIGHTS AGREEMENT
We are a party to an Amended and Restated Registration Rights Agreement with CEG (the “Registration Rights Agreement”). Under the Registration Rights Agreement, CEG and its affiliates are entitled to demand registration rights, including the right to demand that a shelf registration statement be filed, and “piggyback” registration rights, for shares of our Class A common stock that are issuable upon exchange of Class B units of Clearway Energy LLC that CEG owns and shares of our Class C common stock that are issuable upon exchange of the Class D units of Clearway Energy LLC that CEG owns.
PROCEDURES FOR REVIEW, APPROVAL AND RATIFICATION OF RELATED PERSON TRANSACTIONS; CONFLICTS OF INTEREST
Our Board has adopted a written Related Person Transaction Policy (the “Related Person Policy”) that provides that the Corporate Governance, Conflicts and Nominating Committee will periodically review all related person transactions that are required to be disclosed under SEC rules and, when appropriate, initially authorize or ratify all such transactions. See “Governance of the Company — Corporate Governance, Conflicts and Nominating Committee.”
The Related Person Policy operates in conjunction with our Code of Conduct and is applicable to all “Related Person Transactions”, which are all transactions, arrangements or relationships in which:
•
the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;

•
the Company is a participant; and

•
any Related Person (as that term is defined below) has or will have a direct or indirect interest.

A “Related Person” is:
•
any person who is, or at any time during the applicable period was, a director of the Company or a nominee for director or an executive officer;

•
any person who is known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting stock;

•
any immediate family member of any of the persons referenced in the preceding two bullets, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, nominee for director, executive officer or more than 5% beneficial owner of any class of the Company’s voting stock, and any person (other than a tenant or employee) sharing the household of such director, nominee for director, executive officer or more than 5% beneficial owner of any class of the Company’s voting stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

In determining whether to recommend the initial approval or ratification of a Related Person Transaction, the Corporate Governance, Conflicts and Nominating Committee considers all of the relevant facts and circumstances available, including (if applicable) but not limited to: (a) whether there is an appropriate business justification for the transaction; (b) the benefits that accrue to us as a result of the transaction; (c) the terms available to unrelated third parties entering into similar transactions; (d) the impact of the transaction on director independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director or an immediate family member of a director is a partner, stockholder, member or executive officer); (e) the availability of other sources for comparable products or services; (f) whether it is a single transaction or a series of ongoing, related transactions; and (g) whether entering into the transaction would be consistent with the Related Person Transaction Policy.
If the aggregate amount involved is expected to be less than $500,000, the transaction may be approved or ratified by the Chair of the Corporate Governance, Conflicts and Nominating Committee.
As part of its review of each Related Person Transaction, the Corporate Governance, Conflicts and Nominating Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than the terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction. This Related Person Policy also provides that certain transactions, based on their nature and/or monetary amount, are deemed to be pre-approved or ratified by the Corporate Governance, Conflicts and Nominating Committee and do not require separate approval or ratification.
Transactions involving ongoing relationships with a Related Person will be reviewed and assessed at least annually by the Corporate Governance, Conflicts and Nominating Committee to ensure that such Related Person Transactions remain appropriate and in compliance with the Committee’s guidelines.
The Committee’s activities with respect to the review and approval or ratification of all Related Person Transactions are reported periodically to the Board. Any transaction between us and any Related Person, including CEG, will be subject to the prior review and approval of our Corporate Governance, Conflicts and Nominating Committee.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION & ANALYSIS

EXECUTIVE SUMMARY
EXECUTIVE COMPENSATION PROGRAM
Clearway is a publicly-traded energy infrastructure investor and owner of modern, sustainable and long-term contracted assets across North America. The Company is sponsored by GIP and TotalEnergies through the portfolio company, CEG, and, together, GIP and TotalEnergies hold all of the Company’s Class B common stock and Class D common stock and thus collectively have the majority voting interest in the Company. This Compensation Discussion and Analysis (this “CD&A”) describes the philosophy, elements, implementation, and results of our 2023 executive compensation program as it applies to the executive team.
The Compensation Committee’s objectives are to design a simple, yet competitive, executive compensation program, which is aligned with the interests of our stockholders. This program is designed to align short-term and long-term compensation with the Company’s annual performance and three-year total stockholder return (“TSR”), respectively. Our annual incentive program (“AIP”) is primarily based on objective criteria that support the achievement of our short-term objectives, which we believe create long-term stockholder value. Our long-term incentives are comprised of 67% Relative Performance Stock Units (“RPSUs”), which vest based on relative TSR measured over three years and 33% Restricted Stock Units (“RSUs”), which vest based on continued service over three years. The program is intended to incorporate many best practices in compensation design, while being tailored to our business needs and compensation objectives.
In 2023, the Compensation Committee reviewed and did not modify its philosophy related to the compensation program. Thus, NEO compensation continued to be delivered through a mix of (i) base salary, (ii) an annual incentive bonus opportunity under the AIP and (iii) long-term incentive compensation under our LTIP in the form of RPSUs and RSUs.
At our 2023 Annual Meeting of Stockholders, we received approximately 98% support for our say on pay proposal. We believe these results demonstrate our stockholders support our pay practices and that our compensation program is aligned with their interests.
KEY GOVERNANCE FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM
Our compensation program and practices incorporate several key governance features as highlighted in the table below.
What We Do:	What We Don’t Do:

•
Pay for performance by delivering a substantial majority of our President and CEO’s compensation through equity

•
The large majority of our equity compensation for Senior Vice Presidents and above is performance-based

•
Target our peer group median for total direct compensation

•
Require a double trigger for the acceleration of equity vesting in connection with a change-in-control

•
Prevent undue risk taking in our compensation practices and engage in robust risk monitoring

•
Include legally-required and Company-specific clawback policies in our compensation plans

•
Maintain robust stock ownership guidelines for our NEOs

•
No excise tax gross-ups on change-in-control payments and no tax gross-ups on perquisites or benefits

•
No pledging or hedging of the Company’s stock by NEOs or directors

•
No employment agreements for executive officers with the exception of our President and CEO

•
No guaranteed bonus payments for our NEOs

•
No supplemental executive retirement plans

•
No re-pricing of underwater stock options and no stock option grants with an exercise price below 100% of fair market value

What We Do:	What We Don’t Do:

•
Provide market-level retirement benefits and limited perquisites

•
Engage an independent compensation consultant to provide advice to the Compensation Committee with respect to our compensation program

•
Conduct an annual say on pay vote

BUSINESS STRATEGY AND COMPANY PERFORMANCE
The Company’s primary business strategy is to focus on the acquisition and ownership of assets with predictable, long-term cash flows that allow the Company to increase the cash dividends paid to holders of the Company’s Class A and Class C common stock over time without compromising the ongoing stability of the business. The Company’s plan for executing this strategy includes the following key components: focusing on contracted renewable energy and conventional generation; growing our business through acquisitions of contracted operating assets primarily in North America; and maintaining sound financial practices to grow our dividend.
The execution of the Company’s business strategy produced the following results in 2023:
•
Closed on the Drop Downs for the Victory Pass and Arica solar projects that are paired with energy storage, the Daggett 2 and Daggett 3 solar projects that are paired with energy storage, the Texas Solar Nova 1 solar project and the Rosamond Central BESS project

•
Invested or committed approximately $160 million in new growth investments with CEG, including the commitments to acquire the Cedar Creek wind project, Texas Solar Nova 1 and 2 solar projects and the Daggett 2 solar project

•
Acquired a membership interest in Rosie Central BESS and amended the financing agreement for the Rosamond Central solar project to facilitate and fund the construction of a BESS project that is co-located at the Rosamond Central solar facility

•
Entered into an agreement with Clearway Renew to repower the Cedro Hill wind project for an expected investment of $36 million in net corporate capital and entered into a $254 million non-recourse debt facility related to the repowering

•
Acquired 100% of the Class A membership interests in DGPV Fund 4 LLC and Alta X-XI TE HoldCo, LLC for an aggregate $13 million

•
Signed a 400 MW resource adequacy contract for sixteen months at Marsh Landing and a 274 MW resource adequacy contract for seventeen months at El Segundo, resulting in both assets having at least 50% of capacity contracted in 2027

Such results were taken into account by the Compensation Committee in making determinations with respect to the compensation for our NEOs under the 2023 compensation program.

EXECUTIVE COMPENSATION PROGRAM
2023 NAMED EXECUTIVE OFFICERS
This CD&A describes the material components of our compensation program for our NEOs in 2023. For the year ending December 31, 2023, our NEOs included the following individuals:
NEO	2023 Title
Christopher S. Sotos	President and Chief Executive Officer
Sarah Rubenstein	Executive Vice President and Chief Financial Officer(1)
Kevin P. Malcarney	Executive Vice President, General Counsel and Corporate Secretary

(1)
Ms. Rubenstein was appointed as Executive Vice President and Chief Financial Officer in April 2023 and previously served as Senior Vice President and Chief Accounting Officer of the Company.

GOALS AND OBJECTIVES OF THE PROGRAM
The Compensation Committee is responsible for the development and implementation of the Company’s executive compensation program, subject to Board approval for equity awards to certain officers, and references to Compensation Committee actions described below should be read in a manner that contemplates the requisite Board approval, as applicable, is in effect (see “Board Committees — Compensation Committee” above). The intent of the program is to reward the achievement of the Company’s annual goals and objectives while supporting the Company’s long-term business strategy. The Compensation Committee is committed to aligning executives’ compensation with performance. Our Compensation Committee has designed an executive compensation program that is intended to:
•
closely align our executive compensation with stockholder value creation, avoiding plans that encourage executives to take excessive risk, while driving long-term value to stockholders;

•
support our long-term business strategy, while rewarding our executive team for their individual accomplishments with tailored individual executive compensation metrics and incentives; and

•
provide a competitive compensation opportunity while aligning with market standards for compensation.

The Compensation Committee’s objectives are achieved through the use of both short-term and long-term incentives. The Company currently targets total direct compensation at the median of our Compensation Peer Group (defined below), as described below under “Elements of Compensation.”
THE COMPENSATION PROCESS
COMPENSATION CONSULTANT
Pursuant to its charter, the Compensation Committee is authorized to engage, at the expense of the Company, a compensation consultant to provide independent advice, support and expertise to assist the Compensation Committee in overseeing and reviewing our overall executive compensation strategy, structure, policies and programs, and to assess whether our compensation structure establishes appropriate incentives for management and other key employees. Pay Governance has been the Compensation Committee’s independent compensation consultant since August 2020, and Pay Governance has continued to serve in that capacity to the present date. Pay Governance worked with the Compensation Committee to formulate the design of the executive and director compensation programs for 2023. As part of its work with the Compensation Committee, Pay Governance provided reports to the Compensation Committee containing research, market data, survey information and information regarding trends and developments in executive and director compensation, and Pay Governance reported directly to the Compensation Committee. Neither Pay Governance, nor any of their affiliates provided any other services for us or any of our affiliates in 2023. In accordance with SEC rules and requirements, the Company has affirmatively determined that no conflicts of interest exist between the Company and Pay Governance (or any individuals working on the Company’s account on behalf of Pay Governance).

COMPENSATION PEER GROUP ANALYSIS
The Compensation Committee, with support from its independent compensation consultant, identifies the most appropriate comparator group within relevant industries for purposes of benchmarking compensation. The Compensation Committee aims to compare our compensation program to a consistent peer group year-to-year but given the dynamic nature of our industry and the companies that constitute it, the Compensation Committee annually examines the peer group for appropriateness in terms of size, complexity, and industry. In connection with this annual review, the Compensation Committee reviewed the peer group identified for 2022 and adjusted it to remove Covanta Holding Corporation due to its acquisition and delisting, but otherwise maintained the same peer group for compensation benchmarking purposes in 2023 (the “Compensation Peer Group”).
For these purposes, the Compensation Peer Group, comprised of similarly sized publicly owned energy and utility companies, is identified below:
Company	Ticker	Company	Ticker
Algonquin Power & Utilities Corp.	NYSE: AQN	MGE Energy, Inc.	NASDAQ: MGEE
Alliant Energy Corporation	NASDAQ: LNT	Northland Power Inc.	TSX: NPI
Atmos Energy Corporation	NYSE: ATO	NorthWestern Corporation	NYSE: NWE
Avista Corporation	NYSE: AVA	Ormat Technologies, Inc.	NYSE: ORA
Black Hills Corporation	NYSE: BKH	Portland General Electric Company	NYSE: POR
Equitrans Midstream Corporation	NYSE: ETRN	South Jersey Industries, Inc.	NYSE: SJI(1)
Genesis Energy, L.P.	NYSE: GEL	TransAltaCorporation	NYSE: TAC
Innergex Renewable Energy Inc.	TSX: INE

(1)
South Jersey Industries, Inc. was acquired by the Infrastructure Investments Fund in February 2023 and was delisted, but was included by Pay Governance as part of its 2023 compensation benchmarking analysis, and for that reason, South Jersey Industries, Inc. is included in the Compensation Peer Group for 2023 but will not be part of the Compensation Peer Group for 2024 or going forward.

For the purposes of determining appropriate NEO pay levels for 2023, the Compensation Committee reviewed NEO compensation from peers, where available and appropriate (e.g., based on an NEO’s position and duties). To supplement this analysis, the Compensation Committee reviewed relevant third-party survey data and considered the recommendations of the CEO on NEO and employee compensation matters not involving the CEO. The Compensation Committee may accept or adjust such CEO recommendations at its discretion. The NEOs did not participate in Compensation Committee discussions regarding their own compensation.
ELEMENTS OF COMPENSATION
Our compensation program for our NEOs consists of fixed compensation (base salary), performance-based compensation (AIP bonus and RPSUs) and time-based compensation (RSUs). We use the median percentile of our Compensation Peer Group as a guidepost in establishing the targeted levels of total direct compensation (cash and equity) for our NEOs. We expect that, over time, targeted total direct compensation for our NEOs will continue to approximate the median of our Compensation Peer Group. Realized pay in a given year depends on the achievement of defined performance-based compensation metrics. While a portion of our NEOs’ compensation is fixed, a significant percentage is at-risk and payable and/or realizable only if certain performance objectives are met.
BASE SALARY
Base salary compensates NEOs for their level of experience and position responsibilities and for the continued expectation of superior performance. Recommendations on increases to base salary take into account, among other factors, the NEO’s individual performance, the general contributions of the NEO to overall corporate performance, the level of responsibility of the NEO with respect to his or her specific position, and the NEO’s current base salary level compared to the market median. In lieu of an increase to Mr. Sotos’ base salary, the Board increased Mr. Sotos’ target LTIP award to recognize his performance, better align his total direct compensation with the market median, and cause a higher percentage of Mr. Sotos’ compensation to be performance-based. Each of Ms. Rubenstein and Mr. Malcarney received a base salary increase in 2023 based on such executive’s performance and peer group benchmarking. Ms. Rubenstein received a subsequent base salary increase in 2023 in connection with her appointment as Executive Vice President and Chief Financial Officer. The base salary for each NEO for fiscal year 2023 as of December 31, 2023 is set forth below:
Named Executive Officer	2023 Annualized Base Salary ($)(1)	Percentage Increase Over 2022 (%)(2)
Christopher S. Sotos	665,201	0%
Sarah Rubenstein(3)	385,000	18%
Kevin P. Malcarney	412,000	3%

(1)
Actual 2023 base salary earnings are presented in the Summary Compensation Table.

(2)
As compared to the December 31, 2022 annualized base salary.

(3)
Ms. Rubenstein’s base salary was increased from $325,000 to $340,000 in February 2023 to recognize her performance and to better align her total direct compensation with the market median. Ms. Rubenstein’s base salary was subsequently increased from $340,000 to $385,000 in April 2023 in connection with her appointment as Executive Vice President and Chief Financial Officer. Ms. Rubenstein previously served as Senior Vice President and Chief Accounting Officer of the Company.

ANNUAL INCENTIVE COMPENSATION
Overview
Annual incentive compensation awards (AIP bonuses) are made under our AIP. AIP bonuses represent short-term compensation designed to compensate NEOs for meeting annual Company goals and for their individual performance over the course of the year. The Compensation Committee establishes these annual Company goals after reviewing the Company’s business strategy and other matters. As further discussed below, the annual goals for 2023 relate to: (a) CAFD and (b) key performance milestones. In addition, the overall bonus payout is negatively adjusted for any OSHA recordable injuries that occur during the year, and each NEO’s individual performance may (negatively or positively) affect the bonus amount that he or she ultimately receives under our AIP. However, notwithstanding individual performance or the extent to which the Company goals are achieved, the Compensation Committee retains sole discretion under the AIP to reduce the amount of or eliminate any AIP bonuses that are otherwise payable under the AIP.
AIP bonus opportunities are expressed in terms of threshold, target and maximum bonus opportunities. Different percentages of each NEO’s annual base salary relate to these threshold, target and maximum AIP bonus opportunities. However, in the event threshold performance for 2023 was not achieved with respect to one of the AIP performance metrics, no AIP bonuses would have been payable for that component for 2023.
The AIP provides NEOs (other than Mr. Sotos whose severance is governed by his amended and restated employment agreement) eligibility for a pro-rated target bonus payment for the year of a qualifying severance termination, based on the portion of the performance period that the NEO was employed.
2023 AIP Bonus Performance Criteria
The 2023 AIP bonus performance criteria applicable to all NEOs are based upon the two Company goals described above and adjusted, as discussed, based on OSHA recordable injuries and individual performance, as applicable. The table below sets forth the 2023 AIP performance criteria and weightings applicable to all NEOs, assuming the achievement of each goal at target.

Goal	Weight
CAFD(1)	40%
Key Performance Milestones	60%
Overall Funding	100%
OSHA Recordables	- 5% (per recordable injury)
Individual Performance	+/- 20%

(1)
A non-GAAP measure, CAFD is defined as adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) plus cash distributions/return of investment from unconsolidated affiliates, and subsequent release post-bankruptcy, cash receipts from notes receivable, cash distributions from noncontrolling interests, adjustments to reflect sales-type lease cash payments, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata Adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness, changes in prepaid and accrued capacity payments, and adjusted for development expenses.

•
CAFD.   The Compensation Committee set the 2023 threshold, target and maximum CAFD performance metric at $360 million, $410 million and $460 million, respectively. For 2023, the CAFD goals and the achieved level are set forth in the chart below. Due to lower-than-expected merchant energy margin caused by milder than normal temperatures during the first half of 2023, the Company did not achieve threshold CAFD performance.

CAFD Threshold	CAFD Target	CAFD Maximum	CAFD Actual
$360 million	$410 million	$460 million	$342 million

•
Key Performance Milestones.   “Key performance milestones” performance metrics are established as a defined annual incentive category. The Compensation Committee establishes threshold, target and maximum levels of performance for this category based on the number of milestones achieved. For 2023, a total of five milestones were established relating to adherence to budget, CAFD per share goals, restructuring of Lighthouse Renewable Holdco LLC and Lighthouse Renewable Holdco 2 LLC, ratio of administrative costs to CAFD, and natural gas strategic plan and execution. For 2023, threshold performance required the achievement of two out of the five milestones, target performance required the achievement of three out of the five milestones, and maximum performance required the achievement of all five milestones. Ultimately, target performance was attained with the achievement of three out of the five milestones in 2023.

•
Individual Performance.   As indicated above, an NEO’s individual performance may (negatively or positively) affect his or her AIP bonus by up to 20% of such NEO’s target award, although no AIP bonus payments can exceed 200% of the target award. Such individual performance is determined on a subjective basis based on the Compensation Committee’s assessment of the NEO’s contributions in supporting adherence to budget, support towards the achievement of key milestones, and other contributions towards the successful execution of the Company’s business strategy. The Compensation Committee recommended, and the full Board approved, that an individual performance modifier of +20% be applied to the AIP bonus target award for each NEO’s individual performance, including the completion of several key initiatives that position the Company for future long-term success, as described more fully above under “Business Strategy and Company Performance”, despite a challenging environment attributable to a year of low renewable energy resource.

2023 Annual Incentive Bonus Opportunity
The threshold, target and maximum AIP bonus opportunities for NEOs for 2023, expressed as a percentage of base salary, were:
Named Executive Officer	Threshold (%)(1)	Target (%)(1)	Maximum (%)(1)	Target Amount ($)
Christopher S. Sotos	50	100	200	665,201
Sarah Rubenstein(2)	32.5	65	130	250,250
Kevin P. Malcarney	32.5	65	130	267,800

(1)
This assumes that the CAFD performance metric and all other quantitative and qualitative goals, including the key milestones, are achieved at threshold, target and maximum levels, as applicable.

(2)
Ms. Rubenstein’s threshold, target and maximum AIP award opportunities were increased in February 2023 to recognize her performance and to better align her total direct compensation with the market median. Ms. Rubenstein’s threshold, target and maximum AIP award opportunities were subsequently increased in April 2023 in connection with her appointment as Executive Vice President and Chief Financial Officer. Ms. Rubenstein previously served as Senior Vice President and Chief Accounting Officer of the Company.

2023 Annual Incentive Bonuses
As noted above, with respect to AIP bonuses for 2023, the CAFD target was $410 million and the key performance milestone target was achievement of three out of five key performance milestones.
For 2023, CAFD achievement was below threshold at approximately $342 million, three out of five key performance milestones were achieved, and there were no OSHA recordable injuries. Due to the achievement specified above, after taking into account the application of the individual performance modifier, 2023 AIP bonuses were paid at levels between threshold and target. If performance falls between threshold and target or target and maximum, the bonus opportunity will be determined on an interpolated basis. As a result, the CAFD metric and the key performance milestone metrics were respectively weighted at 0% and 100% of target.
The annual incentive bonuses paid to NEOs for 2023 were:
Named Executive Officer	Percentage of Annual Base Salary Achieved (%)	Individual Performance Modifier (+/- 20%)	Percentage of Target Achieved (%)	Annual Incentive Payment ($)
Christopher S. Sotos	80	20	80	532,161
Sarah Rubenstein(1)	52	20	80	200,200
Kevin P. Malcarney	52	20	80	214,240

(1)
Ms. Rubenstein was appointed as Executive Vice President and Chief Financial Officer in April 2023. Ms. Rubenstein previously served as Senior Vice President and Chief Accounting Officer of the Company.

LONG-TERM INCENTIVE COMPENSATION
We believe that equity awards directly align our NEOs’ interests with those of our stockholders. In 2023, the Compensation Committee granted our NEOs a combination of performance-based equity awards directly linked to long-term stockholder value creation and time-based equity awards which also represent a critical component of our long-term incentive compensation due to the retention aspects of the awards. To enhance our compensation program’s focus on Company performance, the majority of these long-term incentive awards (67%) were performance-based (i.e., granted as RPSUs). The remainder of our long-term incentive awards (33%) were time-based (i.e., granted as RSUs which vest over three years). We believe that our AIP appropriately focuses our NEOs on shorter-term (one-year) financial metrics while our LTIP emphasizes long-term stockholder value creation (i.e., three-year TSR outperformance). For 2023, Mr. Sotos’ target LTIP award was 350% of his base salary and Ms. Rubenstein and Mr. Malcarney’s target LTIP awards were 125% of their respective base salaries. Mr. Sotos’ target LTIP award increased from 315% in 2022 to 350% in 2023 to recognize his performance and better align his total direct compensation with the market median. Ms. Rubenstein and Mr. Malcarney’s target LTIP awards remained unchanged from 2022. The above mix of long-term incentive compensation applied to all NEOs for 2023.
Relative Performance Stock Units
Each RPSU represents the potential to receive one share of Class C common stock, as adjusted, based on the Company’s TSR performance ranked against the TSR performance of a comparator group of similar companies (the “Performance Peer Group”) after the completion of a three-year performance period. Relative measures are designed to normalize for externalities, ensuring the program appropriately reflects management’s impact on the Company’s TSR by including peer companies that the Compensation Committee believes are similarly impacted by market conditions.
The payout of shares of Class C common stock at the end of the three-year performance period is based on the Company’s TSR performance percentile rank compared with the TSR performance of the Performance Peer Group. To ensure a rigorous program design, the target level payout (100% of shares granted) generally requires the Company to perform at the 50th percentile. However, to induce management to achieve greater than target level (i.e., 50th percentile) performance in a down market, in the event that the Company’s TSR performance declines by more than 20% over the performance period, the target level payout (100% of shares granted) will require achievement of 60th percentile performance. The Compensation Committee believes that this increased performance requirement addresses the concern that a disproportionate award may be paid in the event that our relative performance is high, but absolute performance is low.
In the event relative performance is below the 25th percentile, the award is forfeited. In the event relative performance is between the 25th percentile and the 50th percentile (or the 60th percentile if our TSR performance declines by more than 20% over the performance period), payouts will be based on an interpolated calculation. In the event relative performance reaches the 50th percentile (or the 60th percentile as described above), 100% of the award will be paid. In the event relative performance is between the 50th percentile (or the 60th percentile as described above) and the 75th percentile, payouts will be based on an interpolated calculation. In the event that relative performance is at or above the 75th percentile, a maximum payout of 150% of the target will be paid with respect to RPSU awards granted in 2023. Based on the Company’s TSR performance ranked against the TSR performance of the Performance Peer Group over the three-year performance period ending on December 31, 2023, the RPSUs granted in 2021 will vest on April 15, 2024 at 58% of target.
The table below illustrates the design of our RPSUs in 2023.
Performance Targets	Performance Requirement		Payout Opportunity
Maximum	75th percentile or above		150%
Target	Standard Target: 50th percentile	Modified Target: 60th percentile (less than -20% absolute TSR)	100%
Threshold	25th percentile		25%
Below Threshold	Below 25th percentile		0%
Restricted Stock Units
Each RSU represents the right to receive one share of our Class C common stock after the completion of the vesting period. The RSUs granted to the NEOs in 2023 vest ratably, meaning that one-third of the award vests each year on the anniversary of the grant date, over a three-year period.
Dividend Equivalent Rights (DERs)
In connection with awards of both RPSUs and RSUs, each NEO also receives DERs, which accrue with respect to the award to which they relate. Accrued DERs are credited as additional shares that will be subject to the vesting and payment terms of the corresponding award of RPSUs or RSUs, as applicable. Accordingly, accrued DERs are paid at the same time the shares of Class C common stock underlying each award are delivered to the NEO, and accrued DERs are forfeited if, or to the extent that, the underlying award is forfeited.

CLAWBACKS
In 2023, the Compensation Committee adopted a “clawback” policy that is intended to comply with the requirements under the federal securities laws, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The policy requires the Company to seek recoupment of any cash or equity-based incentive compensation payment or award made or granted to any current or former executive officer of the Company during the three completed fiscal years immediately preceding the date on which the Company is required to prepare a restatement of its financial statements due to material noncompliance of the Company with any financial reporting requirement under the federal securities laws or similar revision of performance indicators on which cash or equity-based incentive compensation was based, if: (i) the payment or award was made or granted based wholly or in part upon the attainment of a Company financial reporting measure (including, without limitation, (a) any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, (b) any measure that is derived wholly or in part from such measure and/or (c) any measure of stock price or total stockholder return); and (ii) a lower payment or award would have been made or granted to the executive officer based upon the restated financial results had there not been a restatement. In each such instance, the amount required to be returned, repaid, or forfeited will be the amount by which the executive officer’s payment or award for the relevant period exceeded the lower payment or award that would have been made or granted based on the restated results. In addition to the above “Dodd-Frank” clawback policy, the Company has long maintained a separate clawback policy that the Compensation Committee may apply with regard to awards made under the AIP and LTIP in the case of a material financial restatement, including a restatement resulting from employee misconduct, or in the case of fraud, embezzlement or other serious misconduct that is materially detrimental to the Company. The Compensation Committee retains discretion regarding application of this separate policy. Each of the above policies is incremental to other remedies that are available to the Company. In addition to the above policies, if the Company is required to restate its earnings as a result of noncompliance with a financial reporting requirement due to misconduct, under the Sarbanes-Oxley Act of 2002 (“SOX”), the CEO and the CFO would also be subject to a “clawback,” as required by SOX.
BENEFITS
All of our NEOs are eligible to participate in the same retirement, life insurance, health and welfare plans as other employees. To generally support more complicated financial planning and estate planning matters, NEOs are eligible for reimbursement of annual tax return preparation, tax advice, financial planning and estate planning expenses. Mr. Sotos is eligible for a maximum reimbursement of $12,000 per year and the remaining NEOs are eligible for a maximum reimbursement of $3,000 per year.
POTENTIAL SEVERANCE AND CHANGE-IN-CONTROL BENEFITS
Each NEO’s RPSU and RSU award agreements under the LTIP provide for certain treatment in the event of such NEO’s termination of employment under certain circumstances, including in connection with a change-in-control. Additionally, Mr. Sotos, pursuant to his amended and restated employment agreement (as described below), and the remaining NEOs, pursuant to the Company’s Executive Change-in-Control and General Severance Plan (the “CIC Plan”) as well as pursuant to the Compensation Committee’s discretion under the AIP, are entitled to additional severance payments and benefits in the event of termination of employment under certain circumstances, including following a change-in-control.
We believe change-in-control arrangements are considered a market practice among many publicly held companies. Most often, these arrangements are utilized to encourage executives to remain with the company during periods of extreme job uncertainty and to ensure that any potential transaction is thoroughly and objectively evaluated. In order to enable a smooth transition during an interim period, change-in-control arrangements provide a defined level of security for the executive and the company, enabling a more seamless implementation of a particular merger, acquisition or asset sale or purchase, and subsequent integration. In addition, such agreements include restrictive covenants, such as non-compete, non-solicitation and confidentiality provisions that protect the interests of the Company.
For a more detailed discussion, including the quantification of potential payments, please see the section entitled “Severance and Change-in-Control” following the executive compensation tables below.

OTHER MATTERS
STOCK OWNERSHIP GUIDELINES
The Compensation Committee and the Board require the CEO to hold Company stock with a value equal to 5.0 times his base salary until his separation from the Company. Executive Vice Presidents are required to hold Company stock with a value equal to 3.0 times their base salary until their separation from the Company. Senior Vice Presidents are required to hold Company stock with a value equal to 2.0 times their base salary until their separation from the Company. Personal holdings, vested awards and unvested RSUs count towards the ownership multiple. Although NEOs are not required to make purchases of our common stock to meet their target ownership multiple, NEOs are restricted from divesting any securities until such ownership multiples are attained, except in the event of hardship or to make a required tax payment, and they must maintain their ownership multiple after any such transactions. Once met, they must maintain their ownership multiple during their service. The current target stock ownership for NEOs as of March 4, 2024 is shown below. Mr. Sotos and Mr. Malcarney each met or exceeded his stock ownership guidelines as of March 4, 2024. Ms. Rubenstein’s stock ownership guideline was increased from a 2.0 to 3.0 multiple in connection with her appointment as Executive Vice President and Chief Financial Officer in April 2023. Therefore, Ms. Rubenstein did not meet this increased stock ownership guideline as of March 4, 2024, and the above divestiture restrictions and related exceptions will apply to Ms. Rubenstein during periods in which, and to the extent that, the above guidelines are not met.
Named Executive Officer	Target Ownership Multiple	Actual Ownership Multiple
Christopher S. Sotos	5.0x	18.7x
Sarah Rubenstein(1)	3.0x	2.0x
Kevin P. Malcarney	3.0x	5.7x

(1)
Ms. Rubenstein was appointed as Executive Vice President and Chief Financial Officer in April 2023. Ms. Rubenstein previously served as Senior Vice President and Chief Accounting Officer of the Company.

TAX AND ACCOUNTING CONSIDERATIONS
Section 162(m) of the Internal Revenue Code (the “Code”) precludes us, as a public company, from taking a tax deduction for individual compensation to certain of our executive officers in excess of $1 million, subject to certain exemptions. Prior to 2018, the exemptions included an exclusion of performance-based compensation within the meaning of Section 162(m) of the Code (“Section 162(m)”). The Tax Cuts and Jobs Act, enacted in December 2017, however, amended Section 162(m) and eliminated the exclusion of performance-based compensation from the $1 million limit, subject to certain exemptions. The Compensation Committee believes tax deductibility of compensation is an important consideration and continues to consider the implications of legislative changes to Section 162(m). However, the Compensation Committee also believes that it is important to retain flexibility in designing compensation programs, and as a result, has not adopted a policy that any particular amount of compensation must be deductible to the Company under Section 162(m).
The Compensation Committee also takes into account tax consequences to NEOs in designing the various elements of our compensation program, such as designing the terms of awards to defer immediate income recognition under Section 409A of the Code. The Compensation Committee remains informed of, and takes into account, the accounting implications of its compensation programs. However, the Compensation Committee approves programs based on their total alignment with our strategy and long-term goals.

COMPENSATION TABLES
Summary Compensation Table
Fiscal Year Ended December 31, 2023
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Christopher S. Sotos President and Chief Executive Officer	2023	665,201	—	2,224,752	—	532,161	—	16,885	3,458.999
	2022	659,682	—	1,951,273	—	725,069	—	12,200	3,348,224
	2021	638,260	—	1,535,147	—	899,312	—	19,790	3,092,509
Sarah Rubenstein Executive Vice President and Chief Financial Officer	2023	369,365	—	464,062	—	200,200	—	13,200	1,046,827
	2022	324,197	—	378,417	—	177,125	—	12,200	891,939
	2021	—	—	—	—	—	—	—	—
Kevin P. Malcarney Executive Vice President, General Counsel and Corporate Secretary	2023	410,154	—	496,605	—	214,240	—	16,200	1,137,199
	2022	398,461	—	465,703	—	283,400	—	12,850	1,160,414
	2021	323,991	—	348,772	—	274,368	—	12,550	959,681

(1)
Reflects base salary earnings.

(2)
Reflects the grant date fair value determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Comparison — Stock Compensation. Clearway Energy, Inc. uses the Company’s Class C common stock price on the date of grant as the fair value of the Company’s RSUs. The fair value of RPSUs is estimated on the date of grant using a Monte Carlo simulation model. The number of RPSUs granted is based on the 10-day average closing price of the Company’s Class C common stock ending on the date of grant, which is intended to more closely reflect the compensation practices of the Compensation Peer Group companies. For RPSUs granted in 2023, if the maximum level of performance is achieved, the fair value will be approximately $2,214,738 for Mr. Sotos, $457,868 for Ms. Rubenstein and $489,941 for Mr. Malcarney.

(3)
The amounts shown in this column represent the annual incentive bonuses paid to the NEOs. Further information regarding the annual incentive bonuses is included in the “2023 Annual Incentive Bonuses” section of this CD&A.

(4)
The amounts provided in the All Other Compensation column represent the additional benefits payable by the Company and include insurance benefits; the employer match under the Company’s 401(k) plan; financial counseling services up to $12,000 per year for Mr. Sotos and up to $3,000 per year for all other NEOs, not including the financial advisor’s travel or out-of-pocket expenses; legal fees incurred by Mr. Sotos in 2021 in connection with reviewing and finalizing his amended and restated employment agreement; and when applicable, the Company’s discretionary contribution to the 401(k) plan. The following table identifies the additional compensation for each NEO.

Name	Year	Financial Advisor Services ($)	401(k) Employer Matching Contribution ($)	Legal Fees	Total ($)
Christopher S. Sotos	2023	3,685	13,200	—	16,885
	2022	—	12,200	—	12,200
	2021	—	11,600	8,190	19,790
Sarah Rubenstein	2023	—	13,200	—	13,200
	2022	—	12,200	—	12,200
	2021	—	—	—	—
Kevin P. Malcarney	2023	3,000	13,200	—	16,200
	2022	650	12,200	—	12,850
	2021	950	11,600	—	12,550
Grants of Plan-Based Awards
Fiscal Year Ended December 31, 2023
				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares	Grant Date Fair Value of Stock ($)4)
Name	Award Type	Grant Date	Approval Date	Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)	Threshold (#)	Target (#)	Maximum (#)
Christopher S. Sotos	AIP	—	—	332,601	665,201	1,330,402	—	—	—	—	—
	RPSU	4/15/2023	2/17/2023	—	—	—	12,395	49,580	74,370	—	1,476,492
	RSU	4/15/2023	2/17/2023	—	—	—	—	—	—	24,366	768,260
Sarah Rubenstein	AIP	—	—	125,125	250,250	500,500	—	—	—	—	—
	RPSU	4/15/2023	4/12/2023	—	—	—	2,563	10,250	15,375	—	305,245
	RSU	4/15/2023	4/12/2023	—	—	—	—	—	—	5,037	158,817
Kevin P. Malcarney	AIP	—	—	133,900	267,800	535,600	—	—	—	—	—
	RPSU	4/15/2023	2/17/2023	—	—	—	2,742	10,968	16,452	—	326,627
	RSU	4/15/2023	2/17/2023	—	—	—	—	—	—	5,391	169,978

(1)
Threshold non-equity incentive plan awards include annual incentive plan threshold payments, as presented in the CD&A.

(2)
Target non-equity incentive plan awards include annual incentive plan target payments, as presented in the CD&A.

(3)
Maximum non-equity incentive plan awards include annual incentive plan maximum payments, as presented in the CD&A.

(4)
Reflects the grant date fair value determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Comparison — Stock Compensation. The Company uses the Class C common stock price on the date of grant as the fair value of the Company’s RSUs. The fair value of RPSUs is estimated on the date of grant using a Monte Carlo simulation model. The number of RPSUs granted is based on the 10-day average closing price of the Company’s Class C common stock ending on the date of grant.

Outstanding Equity Awards at Fiscal Year End
Fiscal Year Ended December 31, 2023
	Option Awards				Stock Awards
							Equity Incentive Plan Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Number of Unearned Shares that Have Not Vested (#)(1)	Market Value of Unearned that Have Not Vested ($)(1)
Christopher S. Sotos	—	—	—	—	47,847(2)	1,312,443	142,034(3)	3,895,993
Sarah Rubenstein	—	—	—	—	10,924(4)	299,645	19,090(5)	523,639
Kevin P. Malcarney	—	—	—	—	10,730(6)	294,324	32,454(7)	890,213

(1)
Assumes achievement at target award level for 2021, 2022 and 2023 RPSU awards as discussed in the CD&A.

(2)
This amount represents 21,595 RSUs and 1,907 DERs that will vest on April 15, 2024, 14,859 RSUs and 978 DERs that will vest on April 15, 2025, and 8,139 RSUs and 369 DERs that will vest on April 15, 2026.

(3)
This amount represents 41,319 RPSUs and 5,694 DERs that will vest on April 15, 2024, 39,607 RPSUs and 3,586 DERs that will vest on April 15, 2025, and 49,580 RPSUs and 2,248 DERs that will vest on April 15, 2026.

(4)
This amount represents 5,452 RSUs and 534 DERs that will vest on April 15, 2024, 2,985 RSUs and 194 DERs that will vest on April 15, 2025, and 1,683 RSUs and 76 DERs that will vest on April 15, 2026.

(5)
This amount represents 7,681 RPSUs and 695 DERs that will vest on April 15, 2025, 10,250 RPSUs and 464 DERs that will vest on April 15, 2026.

(6)
This amount represents 4,793 RSUs and 424 DERs that will vest on April 15, 2024, 3,405 RSUs and 226 DERs that will vest on April 15, 2025, and 1,801 RSUs and 81 DERs that will vest on April 15, 2026. Amounts do not include shares withheld for payment of taxes due to retirement eligibility.

(7)
This amount represents 9,387 RPSUs and 1,293 DERs that will vest on April 15, 2024, 9,453 RPSUs and 856 DERs that will vest on April 15, 2025, and 10,968 RPSUs and 497 DERs that will vest on April 15, 2026.

Option Exercises and Stock Vested
Fiscal Year Ended December 31, 2023
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Christopher S. Sotos	—	—	121,861(3)	3,842,342
Sarah Rubenstein	—	—	7,531(4)	220,360
Kevin P. Malcarney	—	—	23,830(5)	751,455

(1)
Includes shares and DERs that vested pursuant to underlying awards and converted to Class C common stock in 2023.

(2)
The values are based on the April 14, 2023 Class C common stock closing share price of $31.53 for awards and DERs that vested on April 15, 2023, the November 2, 2023 Class C common stock closing share price of $22.77 for awards and DERs that vested on November 2, 2023. The values for retirement eligible NEOs are based on the Class C common stock closing share price on the dates the awards became eligible for continued vesting and shares and DERs were withheld to cover certain tax withholding obligations.

(3)
Represents 9,358 RSUs, 85,188 RPSUs and 12,968 DERs that vested on April 15, 2023 pursuant to the stock compensation awards granted on April 15, 2020. Represents 6,738 RSUs and 596 DERs that vested on April 15, 2023 pursuant to the stock compensation award granted on April 15, 2021. Represents 6,723 RSUs and 290 DERs that vested on April 15, 2023 pursuant to the stock compensation award granted on April 15, 2022.

(4)
Represents 1,348 RSUs and 184 DERs that vested on April 15, 2023 pursuant to the stock compensation award granted on April 15, 2020. Represents 1,711 RSUs and 248 DERs that vested on November 2, 2023 pursuant to the stock compensation award granted on November 2, 2020. Represents 2,463 RSUs and 217 DERs that vested on April 15, 2023 pursuant to the stock compensation award granted on April 15, 2021. Represents 1,304 RSUs and 56 DERs that vested on April 15, 2023 pursuant to the stock compensation award granted on April 15, 2022.

(5)
Represents 1,784 RSUs, 16,241 RPSUs and 2,471 DERs that vested on April 15, 2023 pursuant to the stock compensation awards granted on April 15, 2020. Represents 1,390 RSUs and 122 DERs that vested on April 15, 2023 pursuant to the stock compensation award granted on April 15, 2021. Represents 1,604 RSUs and 69 DERs that vested on April 15, 2023 pursuant to the stock compensation award granted on April 15, 2022. Represents 143 shares and 6 DERs that were withheld to cover certain tax obligations in 2023 due to awards becoming eligible for continued vesting in the event of the NEO’s retirement.

EMPLOYMENT AGREEMENTS
The Company has not entered into employment agreements with any executive officers other than Mr. Sotos.
On September 23, 2021, the Company and Mr. Sotos entered into an agreement amending and restating Mr. Sotos’ employment agreement, dated as of May 6, 2016, as previously amended, pursuant to which Mr. Sotos continues to serve as the Company’s President and CEO for a new term that began on September 23, 2021 (the “Effective Date”). Under this amended and restated employment agreement, the term of Mr. Sotos’ employment will continue until the earlier of the date that his employment is terminated by either party or December 31, 2024; provided that such employment period will automatically renew on the same terms and conditions for additional one-year terms unless either party provides the other party with written notice of its election not to renew the then-current employment period at least 90 days before such period’s expiration date. The amended and restated employment agreement originally entitled Mr. Sotos to an annual base salary of $629,330 for the period beginning on the Effective Date and ending on December 31, 2021. For each annual period thereafter, our Board will determine whether to increase Mr. Sotos’ annual base salary. For the 2022 fiscal year, the Board increased Mr. Sotos’ annual base salary to $665,201 and it remained unchanged for the 2023 fiscal year. The amended and restated employment agreement further provides that Mr. Sotos is eligible to receive an annual bonus at a target amount equal to 100% of base salary (i.e., AIP bonus), with it being understood that such percentage may be increased by the Company from time to time, in each case based on achievement of criteria determined by the Board with input from Mr. Sotos. The maximum award opportunity each year is 200% of the target amount. The amended and restated employment agreement further provides that Mr. Sotos is eligible to participate in the LTIP, on such terms as are set forth in the plan. Mr. Sotos’ target LTIP award for the 2023 fiscal year was approximately 350% of base salary.
In addition to the compensation and benefits described above, as well as paid vacation and director and officer liability insurance, the amended and restated employment agreement provides that Mr. Sotos will receive the following:
•
Reimbursement for annual tax return preparation expenses and tax advice and financial planning, up to a maximum of $12,000 per year;

•
Eligibility to participate in the Company’s retirement plans, health and welfare plans, and disability insurance plans under the same terms, and to the same extent, as other senior management of the Company; and

•
Reimbursement for the costs of litigation or other disputes incurred in asserting any claims under the amended and restated employment agreement, unless the court finds in favor of the Company.

The amended and restated employment agreement also provided Mr. Sotos with a reimbursement for legal fees incurred in connection with reviewing and finalizing his amended and restated employment agreement, up to a maximum of $12,000.
The amended and restated employment agreement further entitles Mr. Sotos to certain severance payments and benefits in the event his employment terminates under certain circumstances. These severance payments and benefits are described and quantified under the section “Severance and Change-in-Control” below. In addition, under the amended and restated employment agreement, the Company has agreed to indemnify Mr. Sotos against any claims arising as a result of his position with the Company to the fullest extent permitted by the Company’s certificate of incorporation, bylaws or Board resolutions or, if greater, Delaware law.
The amended and restated employment agreement includes non-competition and non-solicitation restrictions on Mr. Sotos during the term of his employment and for one year after his termination of employment. The amended and restated employment agreement also includes confidentiality, indemnification obligations and intellectual property restrictions and an obligation for Mr. Sotos to cooperate with the Company in the event of any internal, administrative, regulatory, or judicial proceeding. The provisions of the amended and restated employment agreement may only be waived with the written consent of the Company and Mr. Sotos.
SEVERANCE AND CHANGE-IN-CONTROL
Each NEO’s RPSU and RSU award agreements under the LTIP provide for special treatment in the event of such NEO’s termination of employment under certain circumstances. Upon death or disability, an NEO’s RSUs and RPSUs will vest in full and the performance metrics with respect to the RPSUs will be deemed to be achieved at target levels. Upon retirement, an NEO’s RSUs and RPSUs will remain eligible for vesting pursuant to the award agreement as though the NEO was continuously employed by the Company throughout the relevant period; provided that retirement occurs more than 12 months following the applicable award’s grant date. Further, if an NEO’s employment is involuntarily terminated by the Company without “cause” (as defined in Mr. Sotos’ amended and restated employment agreement with respect to Mr. Sotos, and as defined in the LTIP with respect to the other NEOs) during the “Change in Control Period” (as defined below), (i) such NEO’s RSUs will vest in full immediately upon the later of such change in control or such termination of employment and (ii) the Compensation Committee will, pursuant to the terms and conditions of the LTIP and RPSU award agreement(s), determine the final amount payable to the NEO, if any, pursuant to his or her RPSUs. In general, no RPSU or RSU that is granted to an NEO provides for accelerated vesting upon any other involuntary termination. RSUs granted to Ms. Rubenstein prior to her promotion to Senior Vice President and Chief Accounting Officer in 2022 provide pro-rated vesting for certain involuntary terminations of service that occur in connection with certain significant business events.
The “Change in Control Period” is the period commencing six months immediately prior to, and ending 24 months immediately following, a “change in control” of the Company (as “change in control” is defined in Mr. Sotos’ amended and restated employment agreement with respect to Mr. Sotos, and in the LTIP with respect to the other NEOs).
In addition to the above described treatment of the equity awards, Mr. Sotos, pursuant to his amended and restated employment agreement, and the other NEOs, pursuant to the CIC Plan and in some cases, the AIP, are entitled to certain additional severance payments and benefits in the event of termination of employment under certain circumstances, including following a change-in-control.

MR. SOTOS’ BENEFITS
If Mr. Sotos’ employment is involuntarily terminated by the Company without cause (including by reason of the Company’s non-renewal of Mr. Sotos’ employment term under his employment agreement), or if he terminates his employment for good reason, subject to Mr. Sotos executing a release of claims, the Company agrees to provide Mr. Sotos with the following severance benefits:
•
A lump sum payment equal to no less than 1.5 times Mr. Sotos’ annual base salary in effect at the time of Mr. Sotos’ termination of employment;

•
A lump sum payment equal to the bonus that Mr. Sotos would have earned if his employment had not terminated (i.e., contingent on satisfaction of the performance goals applicable to such bonus) under the then-current bonus plan, which amount will be pro-rated based on the number of days during the year that he was employed by the Company and paid at the time annual bonus payments are generally made to the Company’s executive officers;

•
Any unpaid bonus amount for the prior fiscal year to the extent not paid prior to the termination date; and

•
Reimbursement of the portion of COBRA premiums based on the monthly premium cost that would have been paid by the Company immediately prior to Mr. Sotos’ termination of employment for a period of 18 months after the date of termination, except that such coverage will be discontinued if Mr. Sotos becomes eligible for medical benefits from a subsequent employer or otherwise.

If Mr. Sotos’ employment is involuntarily terminated by the Company without cause (including by reason of the Company’s non-renewal of Mr. Sotos’ employment term under his employment agreement) or if he terminates his employment for good reason within the six months immediately prior to, or the 24 months immediately following, a change in control of the Company (i.e., the Change in Control Period with respect to Mr. Sotos), in lieu of the severance benefits set forth above, the Company will provide Mr. Sotos with the following severance benefits:
•
A lump sum payment of no less than three times the sum of (a) Mr. Sotos’ base salary in effect at the time of Mr. Sotos’ termination of employment, or if greater, at such time that is immediately prior to the change in control and (b) Mr. Sotos’ target bonus opportunity under the then-current bonus plan for the year of termination;

•
A lump sum payment equal to the target bonus opportunity under the then-current bonus plan, which amount will be pro-rated based on the number of days during the year that he was employed by the Company;

•
Any unpaid bonus amount for the prior fiscal year to the extent not paid prior to the termination date; and

•
Reimbursement of the portion of COBRA premiums based on the monthly premium cost that would have been paid by the Company immediately prior to Mr. Sotos’ termination of employment for a period of 18 months after the date of termination, except that such coverage will be discontinued if Mr. Sotos becomes eligible for medical benefits from a subsequent employer or otherwise.

If Mr. Sotos’ employment is terminated as a result of his death or disability, the Company agrees to pay him an amount equal to the target bonus opportunity for the year of termination, which amount will be pro-rated based on the number of days during the year that Mr. Sotos was employed by the Company. In addition, the Company will pay Mr. Sotos any unpaid bonus amount for the prior fiscal year to the extent not paid prior to the termination date.
If an excise tax under Section 4999 of the Code would be triggered by any payments under Mr. Sotos’ amended and restated employment agreement or otherwise upon a change-in-control, the Company will reduce such payments so that no amounts are subject to Section 4999 of the Code, if such reduction would cause the amount to be retained by Mr. Sotos to be greater than if Mr. Sotos were required to pay such excise tax.

NEO BENEFITS
Eligible NEOs may receive a discretionary payment of the pro-rated target bonus under the AIP in the event of such NEO’s termination of employment under certain circumstances, including upon his or her termination due to retirement or involuntary termination without cause. Such amount, if payable in the Compensation Committee’s discretion, will be pro-rated based on the number of days during the year that he or she was employed by the Company. In addition, under the CIC Plan, in the event of involuntary termination without cause, eligible NEOs are entitled to a general severance benefit equal to 1.5 times base salary payable in a lump sum amount and reimbursement for COBRA benefits continuation cost for a period of 18 months.
The CIC Plan also provides a change-in-control benefit in the event that, within six months prior to, as well as 24 months following, a change-in-control, an eligible NEO’s employment is either involuntarily terminated by the Company without cause or voluntarily terminated by such NEO for good reason. The change-in-control benefit for Mr. Malcarney consists of an amount equal to 2.99 times the sum of his base salary plus the annual target incentive for the year of termination. In connection with Ms. Rubenstein’s appointment as Executive Vice President and Chief Financial Officer in April 2023, the change-in-control benefit for Ms. Rubenstein was increased to an amount equal to 2.99 times the sum of her base salary plus the annual target incentive for the year of termination (prior to such appointment such amount was equal to 2.0 times the sum of her base salary plus the annual target incentive for the year of termination). All such NEOs are also eligible for an amount equal to their target bonus for the year of termination, pro-rated for the number of days during the performance period that such NEO was employed by the Company and reimbursement for all or a portion of such NEO’s COBRA benefits continuation cost for a period of 18 months, such that the NEO maintains the same coverage level and cost, on an after-tax basis, as in effect immediately prior to his or her termination of employment.
As a condition of receiving severance or change-in-control benefits, an eligible NEO must execute a release of claims and acknowledge the restrictive covenants in the CIC Plan. Such restrictive covenants include non-competition, non-solicitation and non-disparagement covenants applicable for one year after termination, confidentiality and intellectual property obligations. The provisions of the CIC Plan may only be waived by the written consent of the Compensation Committee and the applicable NEO.
If an excise tax under Section 4999 of the Code would be triggered for an eligible NEO by any payments under the CIC Plan or otherwise upon a change-in-control, the Company will reduce such payments so that no amounts are subject to Section 4999 of the Code, if such reduction would cause the amount to be retained by such NEO to be greater than if such NEO were required to pay such excise tax.
DEFINITION OF CHANGE-IN-CONTROL, ETC.
In general, under Mr. Sotos’ amended and restated employment agreement and the CIC Plan, a “change-in-control” occurs in the event: (a) any person or entity (with certain exceptions), becomes the direct or indirect beneficial owner of 50% or more of the Company’s then-outstanding voting or common stock or obtains the power to, directly or indirectly, vote or cause to be voted 50% or more of the Company’s capital stock entitled to vote in the election of directors, including by contract or through proxy, (b) directors serving on the Board as of a specified date cease to constitute at least a majority of the Board unless such directors are approved by a vote of at least a majority of the incumbent directors; provided that a person whose assumption of office is in connection with an actual or threatened election contest or actual or threatened solicitation of proxies including by reason of agreement intended to avoid or settle such contest shall not be considered to be an incumbent director, (c) any reorganization, merger, consolidation, sale of all or substantially all of the assets of the Company or other transaction is consummated unless the previous stockholders of the Company own more than 50% of the then-outstanding common stock and combined voting power of the company resulting from such change-in-control transaction, or (d) the stockholders approve a plan or proposal to liquidate or dissolve the Company.
An involuntary termination without “cause” means the NEO’s termination by the Company for any reason other than the NEO’s (a) conviction of, or agreement to a plea of nolo contendere to, a felony or other crime involving moral turpitude (including an indictment therefore under the CIC Plan), (b) willful failure to perform his or her duties (or in Mr. Sotos’ case, his material duties pursuant to his amended and restated employment agreement), (c) willful gross neglect or willful misconduct (including a material act of theft, fraud, malfeasance or dishonesty in connection with his or her performance of duties under the CIC Plan), or (d) breach of any written agreement between the Company or NEO, a violation of the Company’s Code of Conduct or other written policy (or in Mr. Sotos’ case, a material breach of such a written agreement or material violation of the Company’s Code of Conduct).
A voluntary termination for “good reason” means the resignation of the NEO in the event of (a) a reduction in his or her base salary or target total compensation by more than 15%, excluding across-the-board reductions to his or her base salary or annual bonus target, or if during the Change in Control Period, any reduction of base salary or target total compensation (without regard to whether the reduction applies on an across-the-board basis), (b) a material reduction in his or her benefits under or relative level of participation in the Company’s employee benefit plans, (c) a material diminution in his or her title, authority, duties or responsibilities, (d) a relocation of his or her principal place of employment by more than 50 miles or (e) the failure of a successor to the Company to agree, in writing, to assume the CIC Plan, or in the case of Mr. Sotos, his amended and restated employment agreement, within 15 days after a merger, consolidation, sale or similar transaction. In Mr. Sotos’ case only, “good reason” also includes (i) in lieu of the event described in the preceding subclause (a), a reduction in his base salary, annual bonus target, or target long-term incentive awards by more than 15%, excluding across-the-board reductions to his base salary, annual bonus target, and/or target long-term incentive awards, or if during the period that is within the six months immediately prior to, or 24 months immediately following a change in control of the Company, any reduction of base salary, annual bonus target, or target long-term incentive awards (without regard to whether the reduction applies on an across-the-board basis), (ii) any material failure by the Company to comply with his amended and restated employment agreement, (iii) his removal from the Board, (iv) the failure to elect him to the Board during any regular election, or (v) a change in reporting structure of the Company requiring Mr. Sotos to report to anyone other than the Board.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
The amount of compensation payable to each NEO in each circumstance is shown in the table below, assuming that termination of employment occurred as of December 31, 2023, and including payments that would have been earned as of such date. The amounts shown below do not include benefits payable under the Company’s 401(k) plan.
Named Executive Officer	Involuntary Termination Not for Cause ($)	Voluntary Termination for Good Reason ($)	Involuntary Not for Cause or Voluntary for Good Reason Following a Change in Control ($)	Death or Disability ($)	Qualified Retirement
Christopher S. Sotos	1,681,905	1,681,905	9,883,885	5,873,777	—
Sarah Rubenstein(1)	914,986	—	3,005,407	1,073,620	—
Kevin P. Malcarney(2)	919,650	—	3,209,421	1,452,469	983,388

(1)
Ms. Rubenstein was appointed as Executive Vice President and Chief Financial Officer in April 2023. Ms. Rubenstein previously served as Senior Vice President and Chief Accounting Officer of the Company.

(2)
Mr. Malcarney met the definition of Qualified Retirement in 2022 and is therefore entitled to certain payments and vesting of awards in the event he retires before they vest.

CEO PAY RATIO
As a result of the rules under the Dodd Frank Act, the SEC requires disclosure of the CEO to median employee pay ratio. The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO, Mr. Sotos, to the annual total compensation of our median employee.
In light of the sale of one of the Company’s business segments that occurred in 2022, a new median employee was identified in 2022. With respect to the 2023 CEO Pay ratio analysis, we determined that we could use the same median employee that we identified in 2022 given that there had been no change in either our employee population or our employee compensation arrangements that we believe would significantly impact our 2023 pay ratio disclosure. Similarly, there has been no change in our median employee’s circumstances that we reasonably believe would result in a significant change to our 2023 pay ratio disclosure. Our median employee’s annual total compensation for 2023 was determined using the same rules that apply to reporting the compensation of our NEOs (including our CEO) in the “Total” column of the “Summary Compensation Table — 2021 — 2023” above. The following total compensation amounts were determined based on that methodology:
•
The annual total compensation of the median employee for 2023 was $140,622.

•
The annual total compensation of Mr. Sotos for 2023 was $3,458,999.

•
As a result, we estimate that Mr. Sotos’ 2023 annual total compensation was approximately 25 times that of our median employee.

Given the different methodologies, exemptions, estimates and assumptions that various public companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be solely used as a basis for comparison between companies.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement required by Item 402(b) of Regulation S-K with management and, based upon such review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee: E. Stanley O’Neal, Chair Jonathan Bram Brian R. Ford Jennifer Lowry Daniel B. More
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of the Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

PAY VERSUS PERFORMANCE
In accordance with SEC disclosure rules, the following table sets forth information regarding the Company’s performance and executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs for the fiscal years listed below:
	Summary Compensation Table Total for (PEO) ($)(2)	Compensation Actually Paid to (PEO) ($)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(3)	Value of Initial Fixed $100 Investment Based On:(4)
Year(1)					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income ($000,000)	CAFD ($000,000)(5)
2023	3,458,999	2,399,165	1,092,013	914,431	165.11	111.05	(14)	342
2022	3,348,224	2,612,184	1,016,878	187,491	181.30	122.25	1,060	326
2021	3,092,509	5,238,269	1,066,691	1,603,696	196.83	121.46	(75)	336
2020	3,248,568	8,010,421	859,642	1,413,200	167.04	102.72	(62)	295

(1)
Christopher Sotos was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022	2023
Kevin P. Malcarney	Kevin P. Malcarney	Kevin P. Malcarney	Kevin P. Malcarney
Chad Plotkin	Chad Plotkin	Sarah Rubenstein	Sarah Rubenstein
Mary-Lee Stillwell		Chad Plotkin

(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Mr. Sotos and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s Non-PEO NEOs for the applicable year.

(3)
The amounts shown for “Compensation Actually Paid” have been calculated in accordance with Item 402(v) of Regulation S-K for the applicable year and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments made as described under the “Reconciliation of CAP Adjustments” section below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

(4)
The Peer Group TSR set forth in this table utilizes the Philadelphia Utility Sector Index (“UTY”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2023. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company’s Class C common stock and in the UTY, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)
As noted in the CD&A, the Compensation Committee selected CAFD as one of the key metrics for evaluating and rewarding management’s performance in the 2023 annual incentive compensation program. CAFD is a non-GAAP measure that is defined in the CD&A under the heading “2023 AIP Bonus Performance Criteria.” Given the importance of CAFD, as discussed further above (i.e., CAFD has a 40% weighting in the AIP scorecard), the Company has determined, in the Company’s assessment, that CAFD represents the most important financial performance measure (that is not otherwise required to be disclosed in the above table) used by the Company to link Compensation Actually Paid to the NEOs for 2023. CAFD may not have been the most important financial performance measure for certain prior years, and the Compensation Committee may determine a different financial performance measure to be the most important financial performance measure in future years.

Reconciliation of CAP Adjustments
Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2023	3,458,999	(2,244,752)	1,184,918	2,399,165
2022	3,348,224	(1,951,273)	1,215,233	2,612,184
2021	3,092,509	(1,535,147)	3,680,907	5,238,269
2020	3,248,568	(1,900,423)	6,662,276	8,010,421
Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	1,092,013	(480,334)	302,751	914,431
2022	1,016,878	(495,604)	(333,784)	187,491
2021	1,066,691	(387,666)	924,671	1,603,696
2020	859,642	(383,279)	936,837	1,413,200
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:
Year	Year-End Fair Value of Equity Awards Granted During Year that Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Equity Awards Granted During any Prior Year that Remained Unvested as of Last Day of Year for PEO ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Equity Awards Granted During any Prior Year that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Granted During any Prior Year that Forfeited During Year for PEO ($)	Total – Inclusion of Equity Values for PEO ($)
2023	2,008,647	(683,914)	0	(139,815)	0	1,184,918
2022	1,813,621	(573,611)	0	(24,417)	0	1,215,233
2021	2,315,802	1,392,774	0	(27,670)	0	3,680,907
2020	3,604,128	3,089,280	0	(31,132)	0	6,662,276

Year	Average Year-End Fair Value of Equity Awards Granted During Year that Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Equity Awards Granted During any Prior Year that Remain Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Equity Awards Granted During any Prior Year that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Granted During any Prior Year that Forfeited During Year for Non-PEO NEOs ($)(1)	Totals – Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	429,812	(104,706)	0	(22,355)	0	302,751
2022	261,472	(49,476)	0	(6,922)	(538,859)	(333,784)
2021	584,801	346,581	0	(6,711)	0	924,671
2020	582,811	436,026	0	(2,239)	(79,762)	936,837

(1)
These averages result from award forfeitures following Mr. Plotkin’s and Ms. Stillwell’s resignations in 2022 and 2020, respectively.
RELATIONSHIP BETWEEN PAY AND PERFORMANCE
We believe the Compensation Actually Paid in each of the years reported above and over the four-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the Compensation Actually Paid fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under the LTIP. Given the leverage of our compensation program towards equity awards, the Compensation Actually Paid is most directly impacted by our stock price performance.
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company and Peer Group Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s Class C common stock cumulative TSR over the four most recently completed fiscal years, and the Peer Group’s cumulative TSR over the same period.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
(12/31/2019 Indexed to $100)
Compensation Actually Paid ($ Millions)
0
1
2
3
4
5
6
7
8
9
8.0
1.4
5.2
1.6
2.6
0.2
2.4
0.9
167.04
196.83
181.30
165.11
102.72
121.46
122.25
111.05
2020
2021
2022
2023
Fiscal Year
$0
$50
$100
$150
$200
$250
Company TSR
Philadelphia Utility Sector Index TSR
Average Non-PEO NEO Compensation Actually Paid
Christopher S. Sotos Compensation Actually Paid
Clearway Energy, Inc. Class C TSR
Philadelphia Utility Sector Index TSR

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the four most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income
Compensation Actually Paid ($ Millions)
12
10
8
6
4
2
0
-2
Net Income ($ Millions)
1,200
1,000
800
600
400
200
0
-200
8.0
1.4
5.2
1.6
2.6
0.2
2.4
0.9
1,060
-62
-75
-14
2020
2021
2022
2023
Fiscal Year
Christopher S. Sotos Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Clearway Energy, Inc. Net Income

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and CAFD
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our CAFD during the four most recently completed fiscal years.

TABULAR LIST OF MOST IMPORTANT FINANCIAL PERFORMANCE MEASURES
The following is a list of financial performance measures, which in our assessment represent the most important financial performance measures used by the Company to link Compensation Actually Paid to the NEOs for 2023. The measures in this table are not ranked. In addition to these metrics, the Company’s AIP includes key performance milestones relating to adherence to budget, restructuring of Lighthouse Renewable Holdco LLC and Lighthouse Renewable Holdco 2 LLC, ratio of administrative costs to CAFD, and natural gas strategic plan and execution in order to emphasize those initiatives as priorities throughout the organization. Please see the CD&A for a further description of the metrics used in the Company’s executive compensation program.
•
CAFD

•
Relative TSR

•
CAFD Per Share

AUDIT COMMITTEE REPORT
The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting process. The Audit Committee’s function is more fully described previously in this Proxy Statement and in its charter. The Audit Committee reviews the charter on an annual basis. The Board annually reviews the New York Stock Exchange listing standards’ definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Board has also determined that each of the four members of the Audit Committee who served as such in 2023 met the requirements of an “audit committee financial expert.”
Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations.
The Company’s independent registered public accounting firm for the fiscal year 2023, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and auditing the Company’s internal control over financial reporting.
The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2023 with the Company’s management and has discussed with Ernst & Young LLP the matters required to be discussed by the PCAOB Auditing Standard No. 1301, as amended, “Communication with Audit Committees.” In addition, Ernst & Young LLP has provided the Audit Committee with the written disclosures and the letter required by Statement on the PCAOB Auditing Standard No. 1301, “Communication with Audit Committees,” and the Audit Committee has discussed with Ernst & Young LLP their independence. The Audit Committee also reviewed, and discussed with management and Ernst & Young LLP, management’s report and Ernst & Young LLP’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.
Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the Securities and Exchange Commission.
Audit Committee: Brian R. Ford, Chair Jennifer Lowry Daniel B. More E. Stanley O’Neal

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT AND NONAUDIT FEES
The following table presents fees for professional services rendered by Ernst & Young LLP, our current principal independent registered public accounting firm:
	Year Ended December 31,
	2023	2022
Audit Fees	$4,665,386	$4,484,400
Tax Fees	1,565,229	1,560,400
All Other Fees	10,000	6,560
Total	$6,240,615	$6,051,360
AUDIT FEES
For 2023 and 2022, Ernst & Young LLP billed us approximately $4,665,386 and $4,484,400, respectively, for the integrated audit of the Company’s annual consolidated financial statements and audits of subsidiary (non-SEC registrants) financial statements, internal control over financial reporting, and the review of the Company’s quarterly consolidated financial statements on Form 10-Q that are customary under the standards of the Public Company Accounting Oversight Board (United States).
AUDIT-RELATED FEES
For 2023 and 2022, there were no audit-related fees billed to us by Ernst & Young LLP.
TAX FEES
For 2023 and 2022 tax fees, Ernst & Young LLP billed us approximately $1,565,229 and $1,560,400, respectively, relating mainly to compliance work.
ALL OTHER FEES
For 2023 and 2022, Ernst & Young LLP billed us approximately $10,000 and $6,560, respectively, in other fees relating to online subscription fees.
POLICY ON AUDIT COMMITTEE PRE-APPROVAL
The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible nonaudit services provided by the independent registered public accounting firm.
The Audit Committee annually reviews and pre-approves services that are expected to be provided by the independent registered public accounting firm. The term of the pre-approval is 12 months from the date of the pre-approval, unless the Audit Committee approves a shorter time period. The Audit Committee may periodically amend and/or supplement the pre-approved services based on subsequent determinations.
Unless the Audit Committee has pre-approved Audit Services or a specified category of nonaudit services, any engagement to provide such services must be pre-approved by the Audit Committee if it is to be provided by the independent registered public accounting firm. The Audit Committee must also pre-approve any proposed services exceeding the pre-approved budgeted fee levels for a specified type of service.
The Audit Committee has authorized its Chair to pre-approve services in amounts up to $100,000 per engagement. Engagements exceeding $100,000 must be approved by the full Audit Committee. Engagements pre-approved by the Chair are reported to the Audit Committee at its next scheduled meeting. The Audit Committee approved all of the audit-related fees, tax fees and all other fees described above.

QUESTIONS AND ANSWERS
WHAT IS THE PURPOSE OF THE ANNUAL MEETING?
The purpose of the Annual Meeting is to:
1.
elect eleven directors;

2.
approve the Say on Pay Proposal;

3.
approve the Ratification of Ernst & Young LLP’s Appointment Proposal; and

4.
conduct such other business as may properly come before the Annual Meeting and any adjournment or postponement.

Other than these proposals, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting.
WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
All of our stockholders may attend the Annual Meeting. However, only stockholders who owned our Class A, Class B, Class C or Class D common stock at the close of business on March 4, 2024, the record date for the Annual Meeting, or their duly appointed proxies, are entitled to vote at the Annual Meeting.
Many stockholders hold their shares through a stockbroker, bank, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:
•
Stockholder of Record — If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record of those shares.

•
Beneficial Owner — If your shares are held in a stock brokerage account, or by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and you are also invited to attend the Annual Meeting virtually, as described below. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use to vote during the Annual Meeting. You may be required to provide proof of beneficial ownership, such as your most recent account statement as of the record date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership.

HOW MANY VOTES DO I HAVE?
You have one vote for each share of our Class A or Class B common stock you owned as of the record date for the Annual Meeting. You have 1/100th of one vote for each share of our Class C or Class D common stock you owned as of the record date for the Annual Meeting. Holders of shares of our Class A, Class B, Class C and Class D common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise provided by applicable law. CEG, through the ownership of all of our outstanding Class B and Class D common stock, held approximately 54.91% of the combined voting power of our common stock as of the record date.
WHAT ARE THE RECOMMENDATIONS OF THE BOARD?
The Board recommends a vote:
1.
FOR the election of the director nominees;

2.
FOR the Say on Pay Proposal; and

3.
FOR the Ratification of Ernst & Young LLP’s Appointment Proposal.

If you grant a proxy and any additional matters are properly presented for a vote at the Annual Meeting, either of the persons named as proxy holders, Christopher S. Sotos or Kevin P. Malcarney, will have the discretion to vote your shares.
HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
We will have a quorum, and will be able to conduct the business of the Annual Meeting, if the holders of a majority in voting power of the outstanding shares of our Class A, Class B, Class C and Class D common stock entitled to vote at the Annual Meeting are represented through virtual attendance or by proxy at the Annual Meeting. As of the record date, there were 78,599,885 votes entitled to be cast in the aggregate by the holders of all shares of our common stock outstanding, consisting of:
•
34,613,853 shares of our Class A common stock (representing the same number of votes);

•
42,738,750 shares of our Class B common stock (representing the same number of votes);

•
82,391,441 shares of our Class C common stock (representing 823,914 votes); and

•
42,336,750 shares of our Class D common stock (representing 423,368 votes).

The presence of holders entitled to cast at least 39,299,943 votes will be required to establish a quorum. Both abstentions and broker non-votes, if any, are counted as present for determining the presence of a quorum. For more information regarding the treatment of abstentions and broker non-votes, see “What are abstentions and broker non-votes and how are they treated?”
WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?
1.
Election of Directors — The nominees for election as directors at the Annual Meeting will be elected by the vote of a plurality of the votes entitled to be cast by all shares of our common stock entitled to vote on the election, voting as a single class and represented through virtual attendance or by proxy at the Annual Meeting. This means the director nominees receiving the highest number of affirmative votes will be elected as directors. Votes withheld from a director nominee will have no effect on the election of the director from whom votes are withheld.

2.
Say on Pay Proposal — This proposal requires the affirmative vote of the majority in voting power of the shares of our common stock present through virtual attendance or represented by proxy at the Annual Meeting and entitled to vote on the proposal. While this is an advisory vote, the Board and the Compensation Committee value the opinions of stockholders and if there are a significant number of votes against this proposal, the Board and the Compensation Committee will consider stockholders’ concerns and evaluate actions necessary to address those concerns.

3.
Ratification of Ernst & Young LLP’s Appointment Proposal — This proposal requires the affirmative vote of a majority in voting power of the shares of our common stock present through virtual attendance or represented by proxy at the Annual Meeting and entitled to vote on the proposal. If the selection of Ernst & Young LLP as our independent registered public accounting firm is not ratified, the Audit Committee will reconsider its selection.

WHAT ARE ABSTENTIONS AND BROKER NON-VOTES AND HOW ARE THEY TREATED?
An abstention occurs when a stockholder or its proxy is present at the meeting and entitled to vote on a proposal but either expressly abstains or does not vote on the proposal. A “broker non-vote” occurs when a broker has not received voting instructions from the beneficial owner with respect to the proposal and the broker does not have discretionary authority to vote the shares because the proposal is non-routine. Brokers who do not receive instructions from the beneficial owner are entitled to vote on the Ratification of Ernst & Young LLP’s Appointment Proposal, but do not have the discretion to vote on the election of directors or the Say on Pay Proposal. Broker non-votes and abstentions, if any, will be treated as follows with respect to votes on each of the proposals:

Proposal	Treatment of Abstentions	Treatment of Broker Non-Votes
1. Election of Directors	No effect on this proposal.	No effect on this proposal.
2. Say on Pay Proposal	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	No effect on this proposal.
3. Ratification of Ernst & Young LLP’s Appointment Proposal	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	Not applicable since brokers have discretionary authority to vote on this proposal.
HOW DO I VOTE?
If you hold shares of Class A, Class B, Class C or Class D common stock directly as the stockholder of record, you may vote through virtual attendance at the Annual Meeting, by granting a proxy or, if you hold shares in street name (through a bank, broker, trustee or other nominee), by submitting voting instructions to your bank, broker, trustee, or nominee. You may vote over the Internet, by telephone, by mail if you have a paper copy of the proxy materials, or through virtual attendance at the Annual Meeting. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your bank, broker, trustee, or nominee.
•
Vote By Internet:   If you have Internet access, you may submit your proxy from any location in the world 24 hours a day, 7 days a week, up until 11:59 p.m., Eastern Time, on April 24, 2024 by visiting the website provided on the Notice of Internet Availability of Proxy Materials (Notice of Availability) or voting instruction card. If you vote by using the Internet, you do not need to return your proxy card or voting instruction card.

•
Vote By Telephone:   If you live in the United States, you may use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, up until 11:59 p.m., Eastern Time, on April 24, 2024. The telephone number is printed on your proxy card or voting instruction card. If you vote by telephone, you do not need to return your proxy card or voting instruction card.

•
Vote By Mail:   If you received or requested a paper copy of the materials, you may submit your proxy by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker, trustee, or nominee, and mailing it in the enclosed, postage-paid, addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as the Board recommends. Mark, sign, and date your proxy card and return it in the postage-paid envelope provided as soon as possible as it must be received by the Company prior to April 25, 2024, the Annual Meeting date.

•
Vote During the Virtual Annual Meeting:   To vote during the virtual Annual Meeting, Stockholders of record at the close of business on March 4, 2024, or their legal proxy holders, must register for and log in to www.virtualshareholdermeeting.com/CWEN2024 using their 16-digit control number provided on their proxy card. Stockholders holding shares in a joint account may virtually attend the meeting if they provide proof of joint ownership, and if each stockholder follows the admission requirements described below. Please refer to “How can I vote virtually during the Annual Meeting” on page 71.

MAY I CHANGE MY VOTE?
You may change your proxy instructions or revoke your proxy at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by: (a) delivering a written notice of revocation bearing a later date than the proxy being revoked, (b) signing and delivering a later dated written proxy relating to the same shares, or (c) virtually attending the Annual Meeting and voting (although virtual attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). For shares held in street name, you may change your vote by submitting new voting instructions to your broker, trustee, or nominee, or by attending the Annual Meeting and voting using your 16-digit control number.

HOW CAN I VOTE VIRTUALLY DURING THE ANNUAL MEETING?
Stockholders of record at the close of business on March 4, 2024, or their legal proxy holders, will be able to access the Annual Meeting webcast, ask questions and vote online at www.virtualshareholdermeeting.com/CWEN2024 by entering their 16-digit control number provided on their proxy card. This website also will contain instructions to participate in the virtual Annual Meeting.
WHAT HAPPENS IF I DO NOT PROVIDE INSTRUCTIONS AS TO HOW TO VOTE?
If you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.
WHERE CAN I OBTAIN THE LIST OF STOCKHOLDERS ENTITLED TO VOTE?
The names of stockholders of record entitled to vote at the Annual Meeting will be available at the website for the Annual Meeting at www.virtualshareholdermeeting.com/CWEN2024 and for ten days prior to the meeting for any purpose germane to the Annual Meeting, between the hours of 8:30 a.m. and 5:00 p.m., Eastern Time, at our principal executive offices at 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540. Please contact our Corporate Secretary if you wish to review the list of stockholders at our principal executive offices.
WHO PAYS THE COST OF SOLICITATION OF PROXIES?
We will pay for the cost of preparing, assembling, printing, mailing and distributing these proxy materials. Our directors and officers may solicit proxies or votes in person, by telephone, or by electronic communication. Such individuals will not receive any additional compensation for these solicitation activities. We have retained MacKenzie Partners, Inc. to assist us in soliciting your proxy for an estimated fee of $25,000, plus reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and any other solicitation materials to beneficial owners of our common stock.
WHO IS THE COMPANY’S TRANSFER AGENT?
Our transfer agent is Computershare. All communications concerning stockholder inquiries can be handled by contacting Clearway Energy, Inc. c/o Computershare, Computershare Investor Services, by regular mail to P.O. Box 43006, Providence, RI 02940-3006, by overnight delivery to 150 Royall Street, Suite 101, Canton, MA 02021, or by telephone at 1-877-373-6374, or 1-781-575-2879 (outside the U.S. and Canada), or 1-800-952-9245 (Hearing Impaired-TTY). Their website is http://www.computershare.com. Certificates for transfer and address changes should be sent either by regular mail to Computershare, P.O. Box 43006, Providence, RI 02940-3006 or by overnight delivery to Computershare, 150 Royall Street, Suite 101, Canton, MA 02021.
WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?
Pursuant to rules adopted by the SEC, we are using the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, we are sending the Notice of Availability to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Availability or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Availability. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.
WHAT IS “HOUSEHOLDING”?
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple stockholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of the proxy materials or the Notice of Availability. We have undertaken householding to reduce our printing costs and postage fees. Stockholders may elect to receive individual copies of the proxy materials or Notice of Availability at the same address by contacting Broadridge Financial Solutions, Inc. by telephone at 1-866-540-7095, by mail at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or by e-mail at sendmaterial@proxyvote.com. Stockholders who are receiving individual copies of such materials, and who would like to receive single copies at a shared address, may contact Broadridge Financial Solutions, Inc. with this request by using the contact information provided above.
HOW CAN I REQUEST ADDITIONAL MATERIALS?
Stockholders may request additional copies of the proxy materials or Notice of Availability by contacting Broadridge Financial Solutions, Inc. by telephone at 1-800-579-1639 or by e-mail at sendmaterial@proxyvote.com.
WHOM SHOULD I CALL IF I HAVE QUESTIONS ABOUT THE ANNUAL MEETING?
If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
(800) 322-2885
or
(212) 929-5500
Email: proxy@mackenziepartners.com
***

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR
THE 2025 ANNUAL MEETING OF STOCKHOLDERS
STOCKHOLDER PROPOSALS FOR INCLUSION IN THE COMPANY’S PROXY STATEMENT FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
Deadline
In order for a stockholder proposal to be considered for inclusion in our proxy statement for the 2025 Annual Meeting, our Corporate Secretary must receive the proposal no later than the close of business on November 15, 2024, which is the 120th day prior to the first anniversary of the date on which this Proxy Statement was first released to our stockholders in connection with the 2024 Annual Meeting. If we change the date of the 2025 Annual Meeting by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail the proxy materials for the 2025 Annual Meeting in order to be considered for inclusion in our proxy statement. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than February 24, 2025.
Method of Submitting Proposals
Proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Corporate Secretary) to the Corporate Secretary, Clearway Energy, Inc., 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540. Proposals must contain the information required under our Bylaws, a copy of which is available upon request to our Corporate Secretary, and also must comply with the SEC’s regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.
STOCKHOLDER PROPOSALS OR STOCKHOLDER NOMINATION OF DIRECTOR TO BE BROUGHT AT THE 2025 ANNUAL MEETING (WITHOUT INCLUSION IN THE COMPANY’S PROXY STATEMENT)
Alternatively, stockholders intending to present a proposal or nominate a director for election at the 2024 Annual Meeting without having the proposal or nomination included in our proxy statement must comply with the requirements set forth in our Bylaws and summarized below.
Deadline
Our Bylaws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of this year’s Annual Meeting, unless the 2025 Annual Meeting is more than 30 days before or more than 70 days after such anniversary date. For our 2025 Annual Meeting, our Corporate Secretary must receive the proposal or nomination no earlier than December 26, 2024 and no later than the close of business on January 25, 2025, unless the 2025 Annual Meeting is held earlier than March 26, 2025 or later than July 4, 2025, in which case the proposal or nomination should be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (a) the 90th day prior to the date of the 2025 Annual Meeting or (b) the 10th day following the day on which the date of the 2025 Annual Meeting is first publicly announced by the Company.
Information Required
The proposal or nomination must contain the information required by Article II, Section 11 of the Bylaws, a copy of which is available upon request to our Corporate Secretary. If the stockholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal.

CLEARWAY ENERGY, INC.C/O OFFICE OF GENERAL COUNSEL300 CARNEGIE CENTERSUITE 300PRINCETON, NJ 08540 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 p.m. Eastern Time on April 24, 2024. Have your proxy card inhand when you access the website and follow the instructions to obtain your records andto create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/CWEN2024You may attend the meeting via the Internet and vote during the meeting. Have theinformation that is printed in the box marked by the arrow available and follow theinstructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ETon April 24, 2024. Have your proxy card in hand when you call and then follow theinstructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1.Election of DirectorsNominees 000 01) Jonathan Bram02) Nathaniel Anschuetz03) Emmanuel Barrois04) Brian R. Ford05) Guillaume Hédiard06) Jennifer Lowry07) Bruce MacLennan08) Daniel B. More09) E. Stanley O'Neal10) Christopher S. Sotos11) Vincent StoquartThe Board of Directors recommends you vote FOR proposals 2 and 3:ForAgainst Abstain 2.To approve, on a non-binding advisory basis, Clearway Energy, Inc.'s executive compensation.3.To ratify the appointment of Ernst & Young LLP as Clearway Energy, Inc.'s independent registered public accounting firm for the 2024 fiscal year.NOTE: Such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 000000 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000628807_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The 10K Wrap and Notice and Proxy Statement are available at www.proxyvote.comCLEARWAY ENERGY, INC. ANNUAL MEETING OF STOCKHOLDERSApril 25, 2024 9:00 A.M. (Eastern Time)Virtual via live webcast on the Internet at www.virtualshareholdermeeting.com/CWEN2024This Proxy Voting Instruction Card is Solicited on Behalf of the Board of Directors of Clearway Energy, Inc. for the 2024 Annual Meeting of Stockholders.The undersigned hereby constitutes and appoints Christopher S. Sotos and Kevin P. Malcarney, and each of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of Class A common stock, $0.01 par value, Class B common stock, $0.01 par value, Class C common stock, $0.01 par value and Class D common stock, $0.01 par value, of Clearway Energy, Inc. (the "Company"), that the undersigned would be entitled to vote through virtual attendance at the 2024 Annual Meeting of Stockholders of the Company, to be held on April 25, 2024, at 9:00 A.M. (Eastern Time) online at www.virtualshareholdermeeting.com/CWEN2024, and at any adjournments or postponements thereof (the "Meeting"), as herein specified and in such proxyholder's discretion upon any other matters that may properly come before the Meeting including, without limitation, to vote on the election of such substitute nominees as such proxies may select in the event nominee(s) named on their card become(s) unable to serve as director. By granting this proxy, the undersigned hereby revokes any proxy previously granted by the undersigned.THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED UNDER PROPOSAL 1, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.Continued and to be signed on reverse side 0000628807_2 R1.0.0.6